FIFTH AMENDMENT TO CREDIT AGREEMENT
FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of March 25, 2026 (and effective as set forth below), among GREATBATCH LTD., a New York corporation (the “Borrower”), INTEGER HOLDINGS CORPORATION, a Delaware corporation (the “Parent”), the Subsidiary Guarantors (as defined in the Existing Credit Agreement referred to below) party hereto, the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Parent, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement, dated as of September 2, 2021 (as previously modified by that certain Incremental Term Loan Agreement dated as of December 1, 2021, amended by that certain First Amendment to Credit Agreement dated as of January 30, 2023, amended by that certain Second Amendment to Credit Agreement dated as of February 15, 2023, amended by that certain Third Amendment to Credit Agreement dated as of July 1, 2024, amended by that certain Fourth Amendment to Credit Agreement dated as of March 12, 2025, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as hereby amended and as from time to time further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”);
WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed to amend the Existing Credit Agreement as more specifically set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
SECTION 1.    Amendment to Existing Credit Agreement. Effective as of the Fifth Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the body of the Existing Credit Agreement is hereby amended (i) to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the conformed copy of the Credit Agreement attached hereto as Annex A hereto.
SECTION 2.    Conditions of Effectiveness of this Agreement. This Agreement shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Fifth Amendment Effective Date”):
(a)    The Administrative Agent’s receipt of this Agreement, duly executed by each of the Credit Parties existing as of the Fifth Amendment Effective Date, the Administrative Agent and Lenders constituting Required Lenders.
(b)    The representations and warranties set forth in Section 3 shall be true and correct.

(c)    No Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to this Agreement.
(d)    The Borrower shall have paid all fees and expenses required to be paid on the Fifth Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 2, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fifth Amendment Effective Date specifying its objection thereto.
SECTION 3.    Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Agreement, each Credit Party represents and warrants to the Administrative Agent and the Lenders on and as of the Fifth Amendment Effective Date that, in each case:
(a)    each of the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true, correct and complete in all respects, with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct as of such earlier date);
(b)    no Event of Default has occurred and is continuing immediately prior to or after giving effect to this Agreement;
(c)    it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with their respective terms; and
(d)    this Agreement has been duly executed and delivered by the duly authorized officers, managers, managing members or other authorized person of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
SECTION 4.    Credit Party Acknowledgements, Agreements and Confirmations. By its execution of this Agreement, each Credit Party hereby (a) consents to this Agreement and agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Credit Party, or release such Credit Party from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.
SECTION 5.    Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)    On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit
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Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and supplemented by this Agreement.
(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended and supplemented by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Without limiting the generality of the foregoing, the Security Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Secured Obligations.
(d)    This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6.    Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable fees, costs and expenses in accordance with the terms thereof.
SECTION 7.    Governing Law; Jury Trial Waiver. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may be executed by Electronic Signatures or in the form of an Electronic Record pursuant to, and in accordance with, the provisions of Section 12.16 of the Credit Agreement.
[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

BORROWER:
GREATBATCH LTD.
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

PARENT:
INTEGER HOLDINGS CORPORATION
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

GUARANTORS:
GBV, LLC
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

LAKE REGION MEDICAL, INC.
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

ACCELLENT LLC
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

LAKE REGION MANUFACTURING, INC.
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

VENUSA, LTD.
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

OSCOR INC.
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

OSCOR CARIBE, LLC
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

CPE 1, LLC
By: /s/ Diron Smith_____________
    Name: Diron Smith
    Title: Chief Financial Officer
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

PULSE TECHNOLOGIES, INC.
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

INTEGER PRECISION TECHNOLOGIES, LLC
(F/K/A KEYSTONE COAT CO. LLC)
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

INTEGER N2 SURFACE TECHNOLOGIES LLC
(F/K/A KEYSTONE DURA-N2 LLC)
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

INTEGER HYDROPHILIC TECHNOLOGIES LLC
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

INTEGER VSI TECHNOLOGIES LLC
By: /s/ Diron Smith_____________
Name: Diron Smith
Title: Chief Financial Officer

Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender

By: ___/s/ Andrea Chen_________________________
Name: Andrea Chen
Title: Managing Director

Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender

By: ___/s/ Alexander L. Rody__________________
Name: Alexander L. Rody
Title: Senior Vice President

Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By: ____/s/ Tanille Ingle ________________________
Name: Tanille Ingle
Title: Senior Vice President
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: ___/s/ Peter Spruill _______________________
Name: Peter Spruill
Title: Officer
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

CITIBANK, N.A., as a Lender

By: __/s/ Nicholas Bancroft _____________________
Name: Nicholas Bancroft
Title: Authorized Signer
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

SANTANDER BANK, N.A., as a Lender

By: ___/s/ Joseph Min _________________________
Name: Joseph Min
Title: Senior Vice President
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: __/s/ Patrick Covert ________________________
Name: Patrick Covert
Title: Senior Vice President
Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

REGIONS BANK, as a Lender

By: __/s/ Austin Haba ____________________
Name: Austin Haba
Title: Vice President

Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

HANCOCK WHITNEY BANK, as a Lender

By: __/s/ David A. Bertani _______________________
Name: David A. Bertani
Title: Director, Healthcare Sponsor Finance

Integer Holdings Corporation
Fifth Amendment to Credit Agreement
Signature Page

Annex A

Amended Credit Agreement

(See attached)

    Published CUSIP Number:    39154EAH4
    Revolving Credit CUSIP Number:    39154EAJ0
    Term A Loan CUSIP Number:    39154EAK7
    Term B Loan CUSIP Number:    39154EAL5

CREDIT AGREEMENT
(as amended by that First Amendment to Credit Agreement dated as of January 30, 2023, that Second Amendment to Credit Agreement dated as of February 15, 2023, that Third Amendment to Credit Agreement dated as of July 1, 2024 ~~and~~, that Fourth Amendment to Credit Agreement dated as of March 12, 2025 and that Fifth Amendment to Credit Agreement dated as of March 25, 2026)

dated as of September 2, 2021

by and among

GREATBATCH LTD.,
as Borrower,

INTEGER HOLDINGS CORPORATION,
as Parent,

the Lenders referred to herein,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and Issuing Lender

WELLS FARGO SECURITIES, LLC, BofA SECURITIES, INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION, KEYBANC CAPITAL MARKETS, INC., CITIGROUP GLOBAL MARKETS INC. and SANTANDER BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION,
KEYBANK, NATIONAL ASSOCIATION, CITIGROUP GLOBAL MARKETS INC. and SANTANDER BANK, N.A.,
as Syndication Agents

MANUFACTURERS AND TRADERS TRUST COMPANY, CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS BANK,
as Documentation Agents

Page
ARTICLE I    DEFINITIONS    1
SECTION 1.1    Definitions    1
SECTION 1.2    Other Definitions and Provisions    50
SECTION 1.3    Accounting Terms    51
SECTION 1.4    UCC Terms    51
SECTION 1.5    Rounding    52
SECTION 1.6    References to Agreement and Laws    52
SECTION 1.7    Times of Day    52
SECTION 1.8    Guarantees/Earn-Outs    52
SECTION 1.9    Covenant Compliance Generally    52
SECTION 1.10    Limited Condition Transactions    52
SECTION 1.11    Rates    54
SECTION 1.12    Divisions    54
SECTION 1.13    Exchange Rates; Currency Equivalents    54
ARTICLE II    REVOLVING CREDIT FACILITY    55
SECTION 2.1    Revolving Credit Loans    55
SECTION 2.2    Swingline Loans    55
SECTION 2.3    Procedure for Advances of Revolving Credit Loans and Swingline Loans    57
SECTION 2.4    Repayment and Prepayment of Revolving Credit and Swingline Loans    58
SECTION 2.5    Permanent Reduction of the Revolving Credit Commitment    59
SECTION 2.6    Termination of Revolving Credit Facility    60
ARTICLE III    LETTER OF CREDIT FACILITY    60
SECTION 3.1    L/C Facility    60
SECTION 3.2    Procedure for Issuance of Letters of Credit    61
SECTION 3.3    Commissions and Other Charges    62
SECTION 3.4    L/C Participations    62
SECTION 3.5    Reimbursement    63
SECTION 3.6    Obligations Absolute    64
SECTION 3.7    Effect of Letter of Credit Documents    66
SECTION 3.8    Removal and Resignation of Issuing Lenders    66
SECTION 3.9    Reporting of Letter of Credit Information and L/C Commitment    66
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(continued)
Page
SECTION 3.10    Letters of Credit Issued for Subsidiaries    67
SECTION 3.11    Letter of Credit Amounts    67
ARTICLE IV    TERM LOAN FACILITY    67
SECTION 4.1    Term Loans    67
SECTION 4.2    Procedure for Advance of Term Loans    68
SECTION 4.3    Repayment of Term Loans    68
SECTION 4.4    Prepayments of Term Loans    68
ARTICLE V    GENERAL LOAN PROVISIONS    72
SECTION 5.1    Interest    72
SECTION 5.2    Notice and Manner of Conversion or Continuation of Loans    73
SECTION 5.3    Fees    74
SECTION 5.4    Manner of Payment    74
SECTION 5.5    Evidence of Indebtedness    75
SECTION 5.6    Sharing of Payments by Lenders    76
SECTION 5.7    Administrative Agent’s Clawback    76
SECTION 5.8    Changed Circumstances    77
SECTION 5.9    Indemnity    80
SECTION 5.10    Increased Costs    81
SECTION 5.11    Taxes    82
SECTION 5.12    Mitigation Obligations; Replacement of Lenders    86
SECTION 5.13    Incremental Loans    87
SECTION 5.14    Cash Collateral    91
SECTION 5.15    Defaulting Lenders    92
SECTION 5.16    Amend and Extend Transactions    94
SECTION 5.17    Refinancing Facilities    96
ARTICLE VI    CONDITIONS OF CLOSING AND BORROWING    99
SECTION 6.1    Conditions to Closing and Initial Extensions of Credit    99
SECTION 6.2    Conditions to All Extensions of Credit    103
ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES    103
SECTION 7.1    Organization; Power; Qualification    104
SECTION 7.2    Ownership    104
SECTION 7.3    Authorization; Enforceability    104

(continued)
Page
SECTION 7.4    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc    104
SECTION 7.5    Compliance with Law; Governmental Approvals    105
SECTION 7.6    Tax Returns and Payments    105
SECTION 7.7    Intellectual Property Matters    105
SECTION 7.8    Environmental Matters    106
SECTION 7.9    Employee Benefit Matters    106
SECTION 7.10    Margin Stock    107
SECTION 7.11    Government Regulation    107
SECTION 7.12    Burdensome Provisions    107
SECTION 7.13    Financial Statements    107
SECTION 7.14    No Material Adverse Change    108
SECTION 7.15    Solvency    108
SECTION 7.16    Title to Properties    108
SECTION 7.17    Litigation    108
SECTION 7.18    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions    108
SECTION 7.19    Absence of Defaults    109
SECTION 7.20    Disclosure    109
SECTION 7.21    Insurance    109
ARTICLE VIII    AFFIRMATIVE COVENANTS    109
SECTION 8.1    Financial Statements and Budgets    110
SECTION 8.2    Certificates; Other Reports    111
SECTION 8.3    Notice of Litigation and Other Matters    112
SECTION 8.4    Preservation of Corporate Existence and Related Matters    113
SECTION 8.5    Maintenance of Property and Licenses    113
SECTION 8.6    Insurance    113
SECTION 8.7    Accounting Methods and Financial Records    114
SECTION 8.8    Payment of Taxes and Other Obligations    114
SECTION 8.9    Compliance with Laws and Approvals    114
SECTION 8.10    Environmental Laws    114
SECTION 8.11    Compliance with ERISA    114
SECTION 8.12    Visits and Inspections    115

(continued)
Page
SECTION 8.13    Additional Subsidiaries and Collateral    115
SECTION 8.14    Use of Proceeds    116
SECTION 8.15    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions    117
SECTION 8.16    Further Assurances    118
SECTION 8.17    Maintenance of Debt Ratings    118
SECTION 8.18    Post-Closing Matters    118
ARTICLE IX    NEGATIVE COVENANTS    118
SECTION 9.1    Indebtedness    118
SECTION 9.2    Liens    121
SECTION 9.3    Investments    123
SECTION 9.4    Fundamental Changes    125
SECTION 9.5    Asset Dispositions    126
SECTION 9.6    Restricted Payments    127
SECTION 9.7    Transactions with Affiliates    128
SECTION 9.8    Accounting Changes; Organizational Documents    129
SECTION 9.9    No Further Negative Pledges; Restrictive Agreements    129
SECTION 9.10    Nature of Business    130
SECTION 9.11    Payments and Modifications of Junior Indebtedness    130
SECTION 9.12    Financial Covenants    131
SECTION 9.13    Sale Leaseback Transactions    131
SECTION 9.14    Activities of the Parent    131
ARTICLE X    DEFAULT AND REMEDIES    132
SECTION 10.1    Events of Default    132
SECTION 10.2    Remedies    134
SECTION 10.3    Rights and Remedies Cumulative; Non-Waiver; Etc    136
SECTION 10.4    Crediting of Payments and Proceeds    136
SECTION 10.5    Administrative Agent May File Proofs of Claim    137
SECTION 10.6    Credit Bidding    138
SECTION 10.7    Right to Cure    138
ARTICLE XI    THE ADMINISTRATIVE AGENT    140
SECTION 11.1    Appointment and Authority    140

(continued)
Page
SECTION 11.2    Rights as a Lender    140
SECTION 11.3    Exculpatory Provisions    141
SECTION 11.4    Reliance by the Administrative Agent    142
SECTION 11.5    Delegation of Duties    142
SECTION 11.6    Resignation of Administrative Agent    143
SECTION 11.7    Non-Reliance on Administrative Agent and Other Lenders    144
SECTION 11.8    No Other Duties, Etc    144
SECTION 11.9    Collateral and Guaranty Matters    145
SECTION 11.10    Secured Hedge Obligations and Secured Cash Management Obligations    146
SECTION 11.11    Certain ERISA Matters    146
SECTION 11.12    Erroneous Payments    147
ARTICLE XII    MISCELLANEOUS    149
SECTION 12.1    Notices    149
SECTION 12.2    Amendments, Waivers and Consents    152
SECTION 12.3    Expenses; Indemnity    155
SECTION 12.4    Right of Setoff    157
SECTION 12.5    Governing Law; Jurisdiction, Etc    158
SECTION 12.6    Waiver of Jury Trial    159
SECTION 12.7    Reversal of Payments    159
SECTION 12.8    Injunctive Relief    159
SECTION 12.9    Successors and Assigns; Participations    159
SECTION 12.10    Treatment of Certain Information; Confidentiality    165
SECTION 12.11    Performance of Duties    166
SECTION 12.12    All Powers Coupled with Interest    167
SECTION 12.13    Survival    167
SECTION 12.14    Titles and Captions    167
SECTION 12.15    Severability of Provisions    167
SECTION 12.16    Counterparts; Integration; Effectiveness; Electronic Execution    167
SECTION 12.17    Term of Agreement    168
SECTION 12.18    USA PATRIOT Act; Anti-Money Laundering Laws    168
SECTION 12.19    Independent Effect of Covenants    169
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(continued)
Page
SECTION 12.20    No Advisory or Fiduciary Responsibility    169
SECTION 12.21    Inconsistencies with Other Documents    169
SECTION 12.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    170
SECTION 12.23    Acknowledgement Regarding Any Supported QFCs    170
SECTION 12.24    Judgment Currency    171

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3(i)	-	Form of Term A Loan Note
Exhibit A-3(ii)	-	Form of Term B Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit I	-	Dutch Auction Procedures

SCHEDULES
Schedule 1.1(a)	-	Existing Letters of Credit
Schedule 1.1(b)	-	Commitments and Commitment Percentages
Schedule 7.1	-	Jurisdictions of Organization and Qualification
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.6	-	Tax Matters
Schedule 7.16	-	Real Property
Schedule 7.17	-	Litigation
Schedule 7.21	-	Insurance
Schedule 8.18	-	Post-Closing Matters
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments
Schedule 9.7	-	Transactions with Affiliates

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CREDIT AGREEMENT, dated as of September 2, 2021, by and among GREATBATCH LTD., a New York corporation, as Borrower, INTEGER HOLDINGS CORPORATION, a Delaware corporation, as Parent, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.
STATEMENT OF PURPOSE
WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Acceptable Intercreditor Agreement” means an intercreditor agreement, the terms of which are consistent with market terms governing security arrangements for the sharing of liens and/or arrangements relating to the distribution of payments, as applicable, and otherwise reasonably acceptable to the Administrative Agent (a) to the extent executed in connection with the incurrence of Indebtedness secured by a Lien on Collateral intended to rank equal in priority to the Lien of the Administrative Agent on the Collateral securing the Secured Obligations, on a pari passu basis, (b) to the extent executed in connection with the incurrence of Indebtedness secured by a Lien on Collateral intended to rank junior in priority to the Lien of the Administrative Agent on the Collateral securing the Secured Obligations, on a junior basis, and/or (c) to the extent executed in connection with the incurrence of Indebtedness intended to rank junior in right of payment to the Secured Obligations, on a junior basis, in each case at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent and the Borrower in the exercise of reasonable judgment, among the Administrative Agent and one or more representatives for the holders of any such Indebtedness.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or division thereof, whether through the purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Adjusted EURIBOR” means, as to any Euro Loan for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted EURIBOR =	EURIBOR for such Interest Period
1.00-EURIBOR Reserve Percentage

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning assigned thereto in Section 12.1(e).
“Agreement” means this Credit Agreement.
“All-In Yield” means, as to any Indebtedness, the effective all-in yield applicable thereto as reasonably determined by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account: (a) interest rate margins, (b) original issue discount (“OID”) and upfront or similar fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower or any of its Subsidiaries or Affiliates to the lenders under, or holders of, such Indebtedness in the initial primary syndication thereof (with OID and upfront fees being equated to interest based on assumed four-year life to maturity (or, if less, the stated Weighted Average Life to Maturity at the time of its incurrence of the applicable Indebtedness)), and (c) any interest rate floor, but excluding (i) any arrangement, commitment, structuring, agency or underwriting fees that are not paid to or shared with all relevant lenders generally in connection with the commitment or syndication of such Indebtedness, (ii) any ticking, unused line or similar fees or (iii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably in the primary syndication of such Indebtedness; provided that (A) to the extent that any interest rate specified for such Indebtedness that is subject to a floor (in each case, without giving effect to any such floor on the date on which the All-In Yield is being calculated) is less than such floor, the amount of such difference will be deemed added to the interest rate margin applicable to such Indebtedness for purposes of calculating the All-In Yield and (B) to the extent that any interest rate specified for such Indebtedness that is subject to a floor (in each case, without giving effect to any such floor on the date on which the All-In Yield is being calculated) is equal to or greater than such floor, the floor will be disregarded in calculating the All-In Yield.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations (having the force of law) and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means:
(a)    with respect to the Term B Loan Facility, (i) for Term SOFR Loans, 2.50% per annum and (ii) for Base Rate Loans, 1.50% per annum (subject to increase pursuant to the MFN Protection); and
(b)    with respect to the Revolving Credit Facility and Term A Loan Facility, the corresponding percentages per annum as set forth below based on the Secured Net Leverage Ratio:

Pricing Level	Secured Net Leverage Ratio	Applicable Margin for Daily Simple SOFR Loans, Term SOFR Loans and Euro Loans	Applicable Margin for Base Rate Loans	Commitment Fee
I	Less than or equal to 1.00 to 1.00	1.25%	0.25%	0.15%
II	Greater than 1.00 to 1.00 but less than or equal to 1.75 to 1.00	1.50%	0.50%	0.175%
III	Greater than 1.75 to 1.00 but less than or equal to 2.50 to 1.00	1.75%	0.75%	0.20%
IV	Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	2.00%	1.00%	0.25%
V	Greater than 3.00 to 1.00	2.25%	1.25%	0.25%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level III until the first Calculation Date occurring after the Second Amendment Effective Date and, thereafter the Pricing Level shall be determined by reference to the Secured Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level V until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Secured Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.
Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Secured Net Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Applicable Time” means, with respect to any Loans and Letters of Credit and payments in Euros, the local time in the place of settlement for Euros as may be determined by the Administrative Agent or the applicable Issuing Lender (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of Wells Fargo Securities, LLC, BofA Securities, Inc., Fifth Third Bank, National Association, Keybanc Capital Markets, Inc., Citigroup Global Markets Inc. and Santander Bank, N.A., in its capacity as joint lead arranger and joint bookrunner.
“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests and any disposition of Property in connection with a Sale Leaseback Transaction) by any Credit Party or any Subsidiary thereof, and any issuance of Equity Interests by any Subsidiary of the Parent to any Person that is not a Credit Party or any Subsidiary thereof; provided that none of (w) the purchase of any Permitted Bond Hedge Transaction, (x) the issuance or sale of any Permitted Convertible Indebtedness by Parent, (y) the issuance or sale of any Permitted Warrant Transaction by Parent nor (z) the performance by Parent of its obligations under any

Permitted Bond Hedge Transaction, any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute an “Asset Disposition”.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.8(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus one percent (1%); each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than one percent (1%).
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a). All Base Rate Loans shall be denominated in Dollars.
“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, Daily Simple SOFR or the Term

SOFR Reference Rate, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the Term SOFR Reference Rate, as applicable, or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.8(c)(i), and (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, or the then-current Benchmark for Euros, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.8(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means Greatbatch Ltd., a New York corporation.
“Borrower Materials” has the meaning assigned thereto in Section 8.2.
“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.
“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.
“Capital Expenditures” means, with respect to the Parent and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding (i) expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person and (ii) any expenditure to the extent constituting Permitted Acquisition Consideration.
“Capital Lease Obligations” of any Person means, subject to Section 1.3(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred eighty (180) days from the date of acquisition thereof; (b) marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision of any such state, commonwealth or territory, as applicable, maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from either S&P, Moody’s or Fitch (or, if at any time either S&P, Moody’s or Fitch are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); (c) commercial paper maturing no more than one hundred eighty (180) days from the date of creation thereof and currently having a rating of at least A-1 from S&P, P-1 from Moody’s or F1 from Fitch (or, if at any time either S&P, Moody’s or Fitch are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); (d) investments in certificates of deposit, banker’s acceptances, money market deposits and time deposits maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; (e) repurchase agreements entered into by any Person with a commercial bank described in clause (d) above (including any of the Lenders) for direct obligations issued or fully guaranteed by the United States; (f) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and (g) investments in any money market fund or money market mutual fund that: (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above; (ii) has net assets of not less than $2,000,000,000; and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.
“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code and any subsidiary owned directly or indirectly by such Foreign Subsidiary.
“CFC Holdco” means a Subsidiary substantially all the assets of which consist of Equity Interests in Foreign Subsidiaries that each constitute a CFC and/or Indebtedness or accounts receivable owed by Foreign Subsidiaries that each constitute a CFC or are treated as owed by any such Foreign Subsidiaries for U.S. federal income tax purposes.
“Change in Control” means an event or series of events by which:
(a)     the Parent shall fail to own less than 75.27% of the Equity Interests of the Borrower;
(b)    Lake Region Manufacturing, Inc. (or another Credit Party, including the Parent) shall fail to own the remaining 24.73% of the Equity Interests of the Borrower; or
(c)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of the Parent entitled to vote for members of the board of directors (or equivalent governing body) of the Parent on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Class” means (a) when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan, Term A Loan, Term B Loan, Incremental Term Loan, Extended Term Loan, Extended Revolving Credit Loan, Refinancing Revolving Loan of a given Refinancing Series or Refinancing Term Loan of a given Refinancing Series, and (b) when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment, a Term Loan Commitment, an Extended Revolving Credit Commitment or Refinancing Revolving Credit Commitment of a given Refinancing Series.
“Closing Date” means the date of this Agreement.
“Closing Date Refinancing” means the repayment in full of all Indebtedness (other than Indebtedness under this Agreement and the other Loan Documents and Indebtedness expressly permitted by Section 9.1) of the Parent, the Borrower and their respective Subsidiaries, including all Indebtedness under the Existing Credit Agreement.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.
“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.
“Collateral Agreement” means the collateral agreement of even date herewith, executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).
“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.
“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Competitor” means any Person that is a competitor of the Parent, the Borrower or any of their respective Subsidiaries operating in the same industry or a substantially similar industry which offers a substantially similar product or service as the Parent, the Borrower or any of their respective Subsidiaries.

“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “EURIBOR Banking Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.9 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP but, for the avoidance of doubt, excluding any Unrestricted Subsidiaries other than as expressly set forth in the definition of “Consolidated Net Income”.
“Consolidated EBITDA” means for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Parent and its Subsidiaries in accordance with GAAP:
(a)    Consolidated Net Income for such period; plus
(b)    the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (and not otherwise added back) for such period (other than in respect of clause (vii)):
(i)    income and franchise taxes;
(ii)    Consolidated Interest Expense;
(iii)    amortization, depreciation and other non-cash charges, expenses, losses or impairments (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), including, without limitation, those relating to stock based compensation, retirement plan expenses and LIFO reserve;
(iv)    Transaction Costs;
(v)    losses, expenses, write-offs or charges that are extraordinary, unusual or non-recurring, including, without limitation, losses on the sale of equipment or swap breakage costs;
(vi)     restructuring or similar charges, losses or expenses (including without limitation severance, integration, facility opening costs, new contracts and business optimization), including accruals or reserves;

(vii)    Pro Forma Cost Savings for such period; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (vii) for any period shall not exceed twenty-five percent (25%) of Consolidated EBITDA for such period (before giving effect to the addition of any such amounts);
(viii)    net unrealized losses on Hedge Agreements; and
(ix)    adjustments to Operating Income, including “Consolidation and Optimization”, “IP Litigation”, “Acquisition and Integration” and/or “Asset Dispositions and Other” used in the determination of Total Adjusted Operating Income (in each case, as such terms are used in the financial statements required to be delivered pursuant to Sections 8.1(a) and (b)); less
(c)    the sum of the following, without duplication, to the extent included in determining Consolidated Net Income (and not otherwise deducted) for such period:
(i)    net unrealized gains on Hedge Agreements;
(ii)    non-cash gains or non-cash items increasing Consolidated Net Income; and
(iii)    any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred.
For purposes of this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis.
“Consolidated First Lien Indebtedness” means, with respect to the Parent, the Borrower and its Subsidiaries, as of any date of determination on a Consolidated basis without duplication, the aggregate principal amount of all Consolidated Funded Indebtedness of the Parent, the Borrower and their Subsidiaries as of such date that is secured by first priority Liens on any property or asset of the Parent, the Borrower or their Subsidiaries (including under this Agreement) (but without regard to the control of remedies).
“Consolidated Funded Indebtedness” means, with respect to the Parent, the Borrower and their Subsidiaries, as of any date of determination on a Consolidated basis without duplication, the sum of the aggregate principal amount of Indebtedness outstanding as of such date of the type described in clauses (a), (b), (c), (e), (f) (limited to the amounts thereunder that have been drawn and not reimbursed), (g) and (i) (but only to the extent relating to the foregoing clauses) of the definition of “Indebtedness” of the Parent, the Borrower and their Subsidiaries.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) LTM EBITDA to (b) Consolidated Interest Expense paid in cash for the most recently completed Reference Period.
“Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period, determined on a Consolidated basis, without duplication, for the Parent, the Borrower and their Subsidiaries in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that in calculating Consolidated Net Income of the Parent and its Subsidiaries for any

period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Parent or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Parent or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or any of its Subsidiaries or is merged into or consolidated with the Parent or any of its Subsidiaries or that Person’s assets are acquired by the Parent or any of its Subsidiaries except (i) to the extent included pursuant to the foregoing clause (a) or (ii) in connection with any calculation on a Pro Forma Basis, (c) the net income (if positive), of any Non-Guarantor Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Non-Guarantor Subsidiary to the Parent or any Subsidiary Guarantors of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes, (d) the cumulative effect of a change in accounting principles during such period, (e) the net after-tax effect of extraordinary, non-recurring, unusual or exceptional gains, losses, charges and expenses during such period, including those related to claims or litigation, (f) the net after-tax effect of gains, losses, charges and expenses during such period attributable to (i) Asset Dispositions or the sale of Equity Interests of any Person not in the ordinary course of business, (ii) disposed, closed or discontinued operations (and the disposal thereof) and (iii) the early extinguishment or conversion of Indebtedness, Permitted Receivables Facilities, Hedge Agreements or other derivatives (including write-offs of deferred financing expenses and premiums paid) during such period, (g) the effects of adjustments related to purchase accounting during such period, (h) impairment and amortization charges, asset write offs and write downs during such period, (i) non-cash compensation charges and expenses during such period, (j) non-cash losses, charges, expenses from earn-out obligations during such period, (k) charges, expenses and fees incurred during such period, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any or other filing fees and expenses, or any amortization thereof, in connection with issuance of equity or debt (including the Credit Facility and any amendments, modifications or refinancing thereto) and any Acquisitions, Investments or Asset Dispositions permitted under this Agreement and (l) the net income (if positive) of any Unrestricted Subsidiary except to the extent of the amount of dividends or distributions or other return on investment actually paid in cash during such period by such Unrestricted Subsidiary to a Credit Party.
“Consolidated Secured Indebtedness” means, with respect to the Parent, the Borrower and their Subsidiaries, as of any date of determination on a Consolidated basis without duplication, the aggregate principal amount of all Consolidated Funded Indebtedness of the Parent, the Borrower and their Subsidiaries outstanding as of such date that is secured by Liens on any property or assets of the Parent, the Borrower or any of their Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at the time such control agreement is executed.
“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Parent, the Borrower and the Subsidiary Guarantors.
“Cumulative Available Amount” means, at any time, an amount, at such time (which shall not be less than zero) equal to the sum, without duplication, of:
(a)    $25,000,000; plus
(b)    50% of cumulative Consolidated Net Income (but not less than zero) beginning with the fiscal quarter in which the Closing Date occurs (or, in the case such Consolidated Net Income shall be a negative number, 100% of such negative number); plus
(c)    100% of the aggregate Net Cash Proceeds and the fair market value of Cash Equivalents or other property received by the Borrower since the Closing Date from (i) an Equity Issuance of Qualified Equity Interests (other than an Equity Issuance (A) of Disqualified Equity Interests or (B) from Parent or a Subsidiary thereof to Parent or a Subsidiary thereof) and (ii) Indebtedness of the Borrower or a Subsidiary of the Borrower that has been converted into or exchanged for Qualified Equity Interests of the Borrower or any direct or indirect parent company of the Borrower, but excluding any Cure Amount; plus
(d)    the amount of (i) all returns in cash from (A) partial or total sales of Investments made in reliance on the Cumulative Available Amount pursuant to Section 9.3(p) and (B) repurchases and redemptions of such Investments from the Borrower or any of its Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments made by the Borrower or the Subsidiaries made in reliance on the Cumulative Available Amount pursuant to Section 9.3(p), in each case, not in an amount in excess of the original amount of such Investment and (ii) returns, repayments, profits, dividends or interest received in cash resulting from Investments made in reliance on the Cumulative Available Amount pursuant to Section 9.3(p) and not in an amount in excess of the original amount of such Investment; plus
(e)    the aggregate amount of Declined Proceeds retained by the Borrower and its Subsidiaries pursuant to Section 4.4(b)(v); less
(f)    the cumulative amount of Investments made using the Cumulative Available Amount pursuant to Section 9.3(p); less
(g)    the aggregate amount of Restricted Payments made pursuant to Section 9.6(g) prior to such date of determination; less
(h)    the aggregate amount of Restricted Junior Payments made pursuant to Section 9.11(b)(vi) prior to such date of determination.
“Cure Amount” has the meaning assigned thereto in Section 10.7(a).
“Cure Date” has the meaning assigned thereto in Section 10.7(a).
“Cure Notice” has the meaning assigned thereto in Section 10.7(a).
“Cure Right” has the meaning assigned thereto in Section 10.7(a).
“Currencies” means Dollars and Euros, and “Currency” means any of such Currencies.

“Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (ii) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Loan” means any Loan bearing interest at a rate based on Daily Simple SOFR, as provided in Section 5.1(a).
“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.
“Debt Rating” means, as applicable, (a) the public corporate family rating of the Borrower as determined by Moody’s from time to time, (b) the public corporate rating of the Borrower as determined by S&P from time to time and (c) the public ratings of the Credit Facility as determined by Moody’s and/or S&P from time to time.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Proceeds” has the meaning assigned thereto in Section 4.4(b)(v).
“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans or any Term Loan required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or any Subsidiary in connection with any Asset Disposition pursuant to Section 9.5(n) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent prior to the closing of such Asset Disposition, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Parent or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means, on any date, (a)(i) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to Wells Fargo Securities on or prior to August 12, 2021, (ii) any Affiliate of any Person referred to in the preceding clause (a)(i) that is clearly identifiable as such solely on the basis of the similarity of its name and (iii) any other Affiliate of any Person referred to in clause (a)(i) that is identified as such by name in writing to the Administrative Agent after the Closing Date; and/or (b)(i) any other Person that is a Competitor or an Affiliate of a Competitor of the Borrower or any of its Subsidiaries, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to Wells Fargo Securities (if after August 12, 2021 but prior to the Closing Date) or to the Administrative Agent (if on or after the Closing Date) (which such notice shall specify such Person by exact legal name), which supplement to the list of Disqualified Institutions shall become effective five (5) Business Days after delivery thereof to Wells Fargo Securities or the Administrative Agent, as applicable, (ii) any Affiliate of any Competitor referred to in the preceding clause (b)(i) that is clearly identifiable as such solely on the basis of the similarity of its name and (iii) any other Affiliate of any Competitor referred to in clause (b)(i) that is identified as such by name in writing to the Administrative Agent after the Closing Date; provided that, supplements to the list of Disqualified Institutions pursuant to clauses (a)(iii) and (b)(iii) shall become effective three (3) Business Days after delivery thereof to the Administrative Agent; provided further that (A) supplements to the list of Disqualified Institutions shall not apply retroactively to disqualify any Person that has previously acquired an assignment, participation or other interest in the Credit Facility and (B) “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided further that any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with such Competitor or its Controlling owner and for which no personnel involved with the competitive activities of such Competitor or Controlling owner (i) makes any investment decisions for such debt fund or (ii) has access to any confidential information (other than publicly available information) relating to the Borrower and its Subsidiaries shall be deemed not to be a Competitor of the Borrower or any of its Subsidiaries.
“Dollar Equivalent” means, subject to Section 1.13, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in Euros, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for Euros (as determined as of the most recent Revaluation Date) for the purchase of Dollars with Euros.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.
“DQ List” has the meaning assigned thereto in Section 12.9(h)(iv).
“Dutch Auction” has the meaning assigned thereto in Section 12.9(g).
“ECF Percentage” means, with respect to any Fiscal Year, (a) 50%, if the Total Net Leverage Ratio at the end of such Fiscal Year is greater than 3.50 to 1.00, (b) 25%, if the Total Net Leverage Ratio at the end of such Fiscal Year is greater than to 3.00 to 1.00 but less than or equal to 3.50 to 1.00 and (c) 0%, if the Total Net Leverage Ratio at the end of such Fiscal Year is less than or equal to 3.00 to 1.00.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).
“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.
“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all applicable federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards (having the force of law) and regulations, permits, licenses, approvals, interpretations (having the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, monitoring and remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, including those arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or disposal of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” means all permits, licenses, registrations, notifications and other approvals required under applicable Environmental Law.
“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing; provided that none of any Permitted Convertible Indebtedness, any other debt securities that are or by their terms may be convertible or exchangeable into or for Qualified Equity Interests (or into or for any combination cash and Qualified Equity Interests by reference to the price of such Qualified Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of the Borrower or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof.
“Equity Issuance” means (a) any issuance by the Parent of shares of its Equity Interests to any Person that is not a Credit Party (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Subsidiary thereof.  The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.
“ERISA Affiliate” means any Person who together with any Credit Party or any of its subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Erroneous Payment” has the meaning assigned thereto in Section 11.12(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“EURIBOR” means, for any Euro Loan for any Interest Period, the greater of (a) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) two (2) EURIBOR Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent)and (b) the Floor.
“EURIBOR Banking Day” means, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c) and 5.2, in each case, such day is also a Business Day.

“EURIBOR Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Adjusted EURIBOR for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the EURIBOR Reserve Percentage.
“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Euro Equivalent” means, subject to Section 1.13, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in Euros as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of Euros with Dollars.
“Euro Loan” means any Loan bearing interest at a rate based on Adjusted EURIBOR.
“Euro Sublimit” means an amount equal to fifty percent (50%) of the aggregate Revolving Credit Commitments.
“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Excess Cash Flow” means, for the Parent and its Subsidiaries on a Consolidated basis, an amount equal to:
(a)    the sum, without duplication, of:
(i)     Consolidated Net Income for such Fiscal Year; plus
(ii)     an amount equal to the amount of all non-cash charges, expenses and losses to the extent deducted in determining Consolidated Net Income for such Fiscal Year; plus
(iii)     decreases in Working Capital for such Fiscal Year,
minus
(b)    the sum, without duplication, of:
(i)    the aggregate amount of cash actually paid by the Parent and its Subsidiaries during such Fiscal Year on account of Capital Expenditures, Permitted Acquisitions and other Investments pursuant to Section 9.3 (but excluding Investments in cash or Cash Equivalents and Investments in the Parent or any Subsidiary) (other than any amounts that were committed during a prior Fiscal Year to the extent such amounts reduced Excess Cash Flow in such prior Fiscal Year per clause (b)(ii) below), except to the extent any such Capital Expenditure, Permitted Acquisition or other Investment is made with the proceeds of long-term Indebtedness (other than Revolving Credit Loans), any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA; plus

(ii)    without duplication of amounts deducted from Excess Cash Flow in other periods, (A) the aggregate consideration required to be paid in cash by the Parent and its Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (such amount, the “Contract Consideration”) entered into prior to or during such Fiscal Year and (B) any planned cash expenditures by the Parent and its Subsidiaries (such amount, the “Planned Expenditures”), in the case of each of clauses (A) and (B), relating to Permitted Acquisitions, Capital Expenditures and other Investments pursuant to Section 9.3 (but excluding Investments in cash or Cash Equivalents and Investments in the Parent or any Subsidiary) to be consummated or made during the period of four (4) consecutive fiscal quarters of the Parent following the end of such Fiscal Year and identified in writing to the Administrative Agent with reasonable supporting calculations, except to the extent any such Capital Expenditure, Permitted Acquisition or other Investment is made with the proceeds of long-term Indebtedness (other than Revolving Credit Loans), any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA; provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, Capital Expenditures or other Investments during such following period of four consecutive fiscal quarters is less than such Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters;
(iii)    the aggregate amount of all scheduled principal payments or repayments of Consolidated Funded Indebtedness (other than mandatory prepayments) made by the Parent and its Subsidiaries during such Fiscal Year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Consolidated Funded Indebtedness, except to the extent such principal payments are financed with the proceeds of long-term Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA; plus
(iv)    the amount of Restricted Payments made by the Parent and its Subsidiaries in cash during such Excess Cash Flow Period pursuant to Section 9.6(e) and (h), in each case to the extent that such Restricted Payments are not financed with the proceeds of long-term Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA; plus
(v)    an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such Fiscal Year; plus
(vi)    increases to Working Capital for such Fiscal Year; plus
(vii)    the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in calculating such Consolidated Net Income for such period.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Subsidiary” means (a) each CFC, (b) each Subsidiary that is a direct or indirect Subsidiary of a CFC, (c) each CFC Holdco, (d) any Subsidiary that is prohibited by Applicable Law or by any contractual obligation existing on the Closing Date or existing at the time of acquisition of such Subsidiary after the Closing Date (and not incurred in contemplation of such acquisition), in each case from Guaranteeing the Obligations, but only so long as such prohibition exists, (e) any Unrestricted

Subsidiary, (f) each Immaterial Subsidiary, (g) each Foreign Subsidiary, (h) any Subsidiary that is not a Wholly-Owned Subsidiary if the organizational documents of such Subsidiary prohibit a guaranty by such Subsidiary of the Obligations or the pledge of the Equity Interests of such Subsidiary, (i) any Receivables Subsidiary and (j) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost of providing a Guarantee would be excessive in relation to the benefit to be afforded thereby. Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor or guarantor of (x) any Junior Indebtedness or (y) any Incremental Equivalent Indebtedness, in any such case be an Excluded Subsidiary (other than (A) a CFC that is a borrower thereunder to the extent the Guarantee of the Secured Obligations would result in material adverse tax consequences to the Parent and its Subsidiaries or (B) if clause (j) above applies).
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under the keepwell provisions in the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of October 27, 2015, by and among the Parent (f/k/a Greatbatch, Inc.), the Borrower, the lenders party thereto, and Manufacturers and Traders Trust Company, as administrative agent (as amended, restated, supplemented or otherwise modified prior to date hereof).
“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a).

“Extended Revolving Credit Commitment” means any Class of Revolving Credit Commitments the expiry of which shall have been extended pursuant to Section 5.16.
“Extended Revolving Credit Loans” means any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.
“Extended Term Loans” means any Class of Term Loans the maturity of which shall have been extended pursuant to Section 5.16.
“Extension” has the meaning assigned thereto in Section 5.16(a).
“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) among the Credit Parties, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 5.16, the Issuing Lender and/or the Swingline Lender implementing an Extension in accordance with Section 5.16.
“Extension Offer” has the meaning assigned thereto in Section 5.16(a).
“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Covenants” means the covenants set forth in Section 9.12.
“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated First Lien Indebtedness on such date minus (ii) the sum of all Unrestricted Cash and Cash Equivalents on such date in an aggregate amount not to exceed $100,000,000, to (b) LTM EBITDA.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary, the Equity Interests of which are owned directly by any Credit Party.
“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31.
“Fitch” means Fitch Ratings, Inc., and any successor thereto.
“Floor” means (a) with respect to the Term B Loan Facility, 0.50%, (b) with respect to any Incremental Term Loan, Extended Term Loan or Refinancing Term Loan, the applicable floor determined pursuant to Section 5.13, Section 5.16 or Section 5.17, as applicable, and (c) for any purpose other than as specified in clauses (a) and (b), 0.0%.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).
“Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Parent, the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit and the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances, or which are otherwise regulated, under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or Environmental Permit, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement; provided, however, that neither any Permitted Bond Hedge Transaction nor any Permitted Warrant Transaction shall constitute a Hedge Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Increased Amount Date” has the meaning assigned thereto in Section 5.13(a).
“Incremental Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.
“Incremental Equivalent Indebtedness” has the meaning assigned thereto in Section 9.1(m).
“Incremental Facilities Limit” means, with respect to any proposed incurrence of Incremental Revolving Credit Increase, Incremental Term Loan and/or Incremental Equivalent Indebtedness, at any time of determination, as applicable, an amount equal to the sum of:
(a)    the greater of (x) $200,000,000 and (y) 100% of LTM EBITDA at such time (this clause (a), the “Incremental Dollar Amount”), plus
(b)    (x) the amount of voluntary prepayments made by the Borrower after the Closing Date under the Term A Loan Facility, the Term B Loan Facility, any Incremental Term Loan that is secured on a pari passu basis or any Incremental Equivalent Indebtedness that is secured on a pari passu basis and (y) the amount of voluntary prepayments by the Borrower after the Closing Date under the Revolving Credit Facility that are accompanied by permanent reductions in the commitments in respect of the Revolving Credit Facility, except, in each case, to the extent such prepayment or commitment reduction was financed with the proceeds of Refinancing Debt or other long-term Indebtedness (this clause (b), the “Incremental Voluntary Prepayment Amount” and, together with the Incremental Dollar Amount, the “Incremental Fixed Amount”), plus
(c)    an amount which, after giving effect on a Pro Forma Basis to (x) the incurrence of any Incremental Loans or any Incremental Equivalent Indebtedness (without netting the cash proceeds thereof), (y) the establishment of any Incremental Revolving Credit Commitments (with such Incremental Revolving Credit Commitments being deemed to be fully funded and drawn) and (z) any Permitted Acquisition consummated in connection therewith or other use of proceeds, would not cause:
(i)    to the extent secured by a Lien on the Collateral that is pari passu with the Lien of the Administrative Agent securing the Secured Obligations, the First Lien Net Leverage Ratio as of the most recently ended fiscal quarter for which financing statements are available to exceed 4.25 to 1.00 (or, if incurred in connection with a Permitted Acquisition or other permitted Investment, the First Lien Net Leverage Ratio immediately prior to such incurrence); or
(ii)    to the extent secured by a Lien that is junior in priority to the Lien of the Administrative Agent securing the Secured Obligations or unsecured, the Total Net Leverage Ratio as of the most recently ended fiscal quarter for which financing statements are available to exceed the maximum Total Net Leverage Ratio financial covenant set forth under Section 9.12(b) (such amounts under clauses (i) and (ii), the “Incremental Incurrence Amount”).
It being agreed that (x) each incurrence under the Incremental Incurrence Amount shall be calculated without giving effect to any incurrence under the Incremental Fixed Amount, to the extent such incurrence under the Incremental Fixed Amount is made concurrently with or substantially simultaneously with, any incurrence under the Incremental Incurrence Amount and (y) any amount incurred under the Incremental Fixed Amount shall automatically be reallocated after the incurrence thereof to the extent that such amount would be permitted to be incurred under the Incremental Incurrence Amount as of the date of such reallocation.
“Incremental Lender” has the meaning assigned thereto in Section 5.13(a).
“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Loans” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).
“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a)(i).
“Incremental Tranche A Term Loan” has the meaning assigned thereto in Section 5.13(c).
“Incremental Tranche B Term Loan” has the meaning assigned thereto in Section 5.13(c).
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:
(a)    all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person (including any Permitted Convertible Indebtedness but excluding such liabilities, obligations and indebtedness for borrowed money incurred in connection with the payroll service provider arrangement with Ceridian HCM, Inc. (or similar financing programs) in an amount not to exceed $3,000,000 at any time outstanding);
(b)    all obligations to pay the deferred purchase price of property or services of any such Person, except: (i) Operating Leases, licenses, trade payables, and accrued liabilities, in each case arising in the ordinary course of business not more than one hundred twenty (120) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person; (ii) deferred compensation payable to directors, officers and employees of the Parent or any Subsidiary so long as such compensation: (A) is incurred in the ordinary course of business and pursuant to any incentive compensation plan adopted by the board of directors of the Parent in the ordinary course of business; and (B) is not evidenced by a note or similar written instrument (other than such incentive compensation plan’s governing documentation or any grant notices issued thereunder); (iii) any purchase price adjustment, earn-out, holdback or deferred payment of a similar nature incurred in connection with an Acquisition permitted under this Agreement so long as not evidenced by a note or similar written instrument (except to the extent that the amount payable pursuant to such purchase price adjustment, earn-out, holdback or deferred payment is reflected, or would otherwise be required to be reflected, on a balance sheet prepared in accordance with GAAP); and (iv) obligations in respect of non-competition agreements or similar arrangements (except for such payments that are accounted for as acquisition consideration under GAAP);

(c)    the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP) and the principal amount of all obligations and liabilities of such Person under Permitted Receivables Facilities to the extent accounted for as indebtedness under GAAP;
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)    all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;
(g)    all obligations of any such Person in respect of Disqualified Equity Interests;
(h)    all net obligations of such Person under any Hedge Agreements; and
(i)    all Guarantees of any such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date and (y) the amount of such Indebtedness as of such date.
The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.
Notwithstanding the foregoing, the obligations of the Parent under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned thereto in Section 12.3(b).

“Information” has the meaning assigned thereto in Section 12.10.
“Initial Issuing Lender” means Wells Fargo.
“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
“Interest Payment Date” means (a) as to any Base Rate Loan or Daily Simple SOFR Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date, the Term A Loan Maturity Date and the Term B Loan Maturity Date, as applicable, and (b) as to any Euro Loan or Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Revolving Credit Maturity Date, the Term A Loan Maturity Date and the Term B Loan Maturity Date, as applicable.
“Interest Period” means, as to any Euro Loan or Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Euro Loan or Term SOFR Loan, as applicable, and ending on the date one (1), three (3), or six (6) months thereafter or, solely with respect to Term SOFR Loans, one week thereafter (and in the case of any one-week Interest Period, the Borrower may elect for Term SOFR for such Interest Period to be based on a one-month, three-month or six-month tenor), in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:
(a)    the Interest Period shall commence on the date of advance of or conversion to any Euro Loan or Term SOFR Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)    no Interest Period shall extend beyond the Revolving Credit Maturity Date, the Term A Loan Maturity Date or Term B Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9;
(e)    there shall be no more than eight (8) Interest Periods in effect at any time; and

(f)    no tenor that has been removed from this definition pursuant to Section 5.8(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation
“Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act (49 U.S.C. App. § 1 et seq.).
“Investment” means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or permits to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person.
“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).
“IP Security Agreements” means the security agreements duly executed by the applicable Credit Parties for all federally registered copyrights, copyright applications, exclusive copyright licenses, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuing Lender” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) the Initial Issuing Lender and (ii) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit and (b) with respect to the Existing Letters of Credit, Manufacturers and Traders Trust Company, in its capacity as issuer thereof.
“Junior Indebtedness” means, with respect to the Parent and its Subsidiaries, any (a) Subordinated Indebtedness, (b) Indebtedness secured by Liens that are junior to the Liens securing the Secured Obligations and (c) unsecured Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.
“Latest Maturity Date” means, as of any date of determination, the latest maturity date applicable to any Loans or Commitments.
“LCT Test Date” has the meaning assigned thereto in Section 1.10(a).
“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to (a) for the Initial Issuing Lender, the amount set forth opposite the name of the Initial Issuing Lender on Schedule 1.1(b) and (b) for any other Issuing Lender becoming an

Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
“L/C Facility” means the letter of credit facility established pursuant to Article III.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.
“L/C Sublimit” means the lesser of (a) $40,000,000 and (b) the Revolving Credit Commitment.
“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.12 or 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.
“Letter of Credit Application” means an application requesting an Issuing Lender to issue a Letter of Credit and a reimbursement agreement, in each case in the form specified by the applicable Issuing Lender from time to time.
“Letter of Credit Documents” means, with respect to any Letter of Credit, such Letter of Credit, the related Letter of Credit Application, a letter of credit agreement or reimbursement agreement and any other document, agreement and instrument required by the applicable Issuing Lender and relating to such Letter of Credit, in each case in the form specified by the applicable Issuing Lender from time to time.
“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.
“Leverage Ratio Increase” has the meaning assigned thereto in Section 9.12(b).
“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.
“Limited Condition Transaction” means any Acquisition or other Investment that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of

Incremental Loans or Incremental Equivalent Indebtedness, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.
“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Guaranty Agreement, each Refinancing Amendment, each Incremental Amendment and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).
“Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans, and “Loan” means any of such Loans.
“LTM EBITDA” means, at any time of determination, Consolidated EBITDA for the most recently completed Reference Period at such time.
“Material Adverse Effect” means, with respect to the Parent and its Subsidiaries, (a) a material adverse effect on the operations, business, assets or financial condition of such Persons, taken as a whole, (b) a material impairment of the ability of any such Person to perform its payment obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.
“Material Contract” means any written contract or agreement of any Credit Party or any of its Subsidiaries, the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means a Subsidiary that, together with its Subsidiaries on a Consolidated basis, as of the date of the financial statements most recently delivered pursuant to Sections 8.1(a) or (b), (a) generates annual revenue in excess of 5% of the Consolidated annual revenue of the Parent and its Subsidiaries or (b) owns assets the book value of which exceeds 5% of the Consolidated book value of the total assets of the Parent and its Subsidiaries; provided that no Subsidiary shall be excluded as a Material Subsidiary until, and for so long as, the Borrower shall have designated such Subsidiary’s status as an Immaterial Subsidiary in writing to the Administrative Agent; provided further that no Subsidiary shall be excluded as a Material Subsidiary if the Consolidated total assets or Consolidated revenue of such Subsidiary, taken together with the Consolidated total assets and Consolidated revenue of all other Subsidiaries then excluded as Material Subsidiaries, exceeds 10% of the Consolidated total assets or Consolidated revenue, as the case may be, of the Parent and its Subsidiaries.
“MFN Protection” has the meaning assigned thereto in Section 5.13(e)(i)(C).
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years, or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).
“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the excess, if any, of the sum of all cash and Cash Equivalents received by any Credit Party or any of its Subsidiaries therefrom (including any deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received, and with respect to an Insurance and Condemnation Event, any insurance proceeds or condemnation awards in respect of the same actually received by or paid to or for the account of the Credit Party or any of its Subsidiaries) over the sum of (i) in the case of an Asset Disposition or Insurance and Condemnation Event, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees, costs and expenses incurred in connection with such transaction or event (including, without limitation, attorneys’ fees, survey costs, title premiums, fees and charges, recording taxes, fees and costs, brokerage fees and commissions, investment banker fees and other customary fees, costs and expenses) and (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents, any Incremental Equivalent Indebtedness and/or any Refinancing Debt) that is secured by a Lien on the asset (or a portion thereof) disposed of that is pari passu to or senior in ranking to the Liens on such asset created by the Loan Documents, which Indebtedness is required to be repaid in connection with such transaction or event and (b) with respect to any Debt Issuance or any issuance of Equity Interests, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders or the Required Facility Lenders, as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.
“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.
“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).
“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders, the Issuing Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of Parent substantially in the form attached as Exhibit F.
“OID” has the meaning assigned thereto in the definition of “All-In Yield”.
“Operating Lease” means, as to any Person as determined in accordance with GAAP, subject to Section 1.3(b), any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a capital lease.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in Euros, an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent” means Integer Holdings Corporation, a Delaware corporation.

“Participant” has the meaning assigned thereto in Section 12.9(d).
“Participant Register” has the meaning assigned thereto in Section 12.9(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.
“Permitted Acquisition” means any Acquisition that meets all of the following requirements, which in the case of a Limited Condition Transaction shall be subject to Section 1.10:
(a)    the board of directors or other similar governing body of the Person to be acquired shall have approved such Acquisition (and, if requested, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of such approval);
(b)    the Person or business to be acquired shall be in a line of business that is a Permitted Business or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Borrower and its Subsidiaries as conducted immediately prior to such Acquisition;
(c)    (i) if such Acquisition is a merger or consolidation, the Borrower or a Subsidiary Guarantor shall be the surviving Person and no Change in Control shall have been effected thereby and (ii) any Persons acquired shall be Subsidiaries of the Borrower and, to the extent required by Section 8.13, Subsidiary Guarantors;
(d)    the Borrower shall be in compliance with the Financial Covenants (giving effect to any Leverage Ratio Increase then in effect) on a Pro Forma Basis after giving effect to such Acquisition and the incurrence of any Indebtedness in connection therewith;
(e)    no Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;
(f)    the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such purchase or other Acquisition.
“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of the Borrower, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Documents” means with respect to any Acquisition proposed by the Borrower or any Subsidiary Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.
“Permitted Business” has the meaning assigned thereto in Section 9.10.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Parent) purchased by Parent in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Parent; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from the Parent from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided, further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Parent in good faith).
“Permitted Convertible Indebtedness” means (a) senior, unsecured Indebtedness of Parent that (i) as of the date of issuance thereof contains customary conversion or exchange rights and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Parent in good faith) and (ii) is convertible into shares of common stock of Parent (or other securities or property following a merger event, reclassification or other change of the common stock of Parent), cash or a combination thereof (such amount of cash determined by reference to the price of Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Parent and (b) any guarantee by any Credit Party of Indebtedness of the Parent described in clause (a); provided that such Indebtedness is permitted to be incurred under Section 9.1(s).
“Permitted Liens” means the Liens permitted pursuant to Section 9.2.
“Permitted Receivables Facility” means one or more accounts receivable factoring or securitization facilities established by the Borrower or one or more of its Subsidiaries or by a Receivables Subsidiary, whereby:
(a) the Borrower or one or more of its Subsidiaries shall (i) sell, assign or otherwise transfer accounts receivable of the Borrower or its Subsidiaries directly to one or more buyers or purchasers in exchange for cash and other appropriate consideration or (ii) sell, assign, contribute or otherwise transfer accounts receivables of the Borrower or its Subsidiaries to such Receivables Subsidiary in exchange for cash, subordinated indebtedness of the Receivables Subsidiary, the issuance of letters of credit and other appropriate consideration, and the Receivables Subsidiary in turn shall sell, assign, pledge or otherwise transfer such accounts receivable (or undivided fractional interests therein) to buyers, purchasers or lenders (or shall otherwise borrow against such accounts receivable);

(b)    except as set forth in clause (c) of this definition, no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary, if applicable);
(c) there shall be no recourse to the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary, if applicable) whatsoever other than pursuant to representations, warranties, covenants, indemnities and performance guarantees or undertakings (which shall exclude any guarantees of payment by the obligors on the accounts receivable) entered into in connection with such Permitted Receivables Facility that in the reasonable opinion of the Borrower are customary for non-recourse factoring and securitization transactions; and
(d) none of the Borrower nor any of its Subsidiaries (other than the Receivables Subsidiary, if applicable) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, except as set forth in clause (c) of this definition.
“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness; (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; (f) in the event that the Refinancing Indebtedness is unsecured Indebtedness, such Refinancing Indebtedness does not include cross-defaults (but may include cross-payment defaults and cross-defaults at the final stated maturity thereof and cross-acceleration); and (g) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock Parent) sold by Parent substantially concurrently with any purchase by Parent of a Permitted Bond Hedge Transaction and settled in common stock of Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Parent; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Parent in good faith).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and:
(a)    all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included (provided that such income statement items to be included are based upon reasonable assumptions and calculations which are expected to have a continuous impact); and
(b)    in the event that any Credit Party or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable measurement period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.
“Pro Forma Cost Savings” means, without duplication, with respect to any four-quarter period, the net reduction in costs and other operating improvements or synergies (including “run rate” synergies) that have been realized or are reasonably anticipated in good faith to be realized with respect to any Acquisition, operational change, business optimization action, new contract, restructuring activity, disposition or other continuous improvement or strategic cost saving initiative within eighteen (18) months of the date of such Acquisition, operational change, business optimization action, new contract, restructuring activity, disposition or other continuous improvement or strategic cost saving initiative and that are reasonably identifiable and factually supportable (as determined in good faith by a responsible financial or accounting officer of the Borrower), as if all such reductions in costs had been effected as of the beginning of such four-quarter period; provided that (A) no cost savings or operating expense reductions shall be added pursuant to this defined term to the extent duplicative of any expense or charges otherwise added to or included in Consolidated EBITDA, whether a pro forma adjustment or otherwise, for such four-quarter period and (B) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this definition to the extent occurring more than eighteen (18) months after the specified action taken in order to realize such projected cost savings and operating expense reductions.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” has the meaning assigned thereto in Section 8.2.
“Qualified Acquisition” means any Acquisition consummated after the Closing Date that (a) involves the payment of consideration in excess of $100,000,000 and (b) has been designated by the Borrower as a “Qualified Acquisition” by written notice to the Administrative Agent.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Receivables Related Assets” means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables sold, transferred or otherwise disposed of in accordance with this Agreement, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections and proceeds of all of the foregoing.
“Receivables Subsidiary” means a Wholly-Owned subsidiary of the Borrower that has been established as a “bankruptcy remote” subsidiary for the sole purpose of acquiring Receivables Related Assets under a Permitted Receivables Facility and that shall not engage in any activities other than in connection with a Permitted Receivables Facility. In jurisdictions where trusts or other funding vehicles are used to purchase Receivables Related Assets in connection with receivables securitization transactions, “Receivables Subsidiary” shall include such trusts or other funding vehicles.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
“Reference Period” means, for any determination under this Agreement, the four (4) consecutive fiscal quarters of the Borrower then most recently ended for which financial statements under Section 8.1(a) or (b) have been delivered (or were required to be delivered).
“Refinancing Amendment” has the meaning assigned thereto in Section 5.17(d).
“Refinancing Debt” means Refinancing Term Loans, Refinancing Revolving Credit Commitments, Refinancing Revolving Loans and/or Refinancing Notes, as the context requires.
“Refinancing Effective Date” has the meaning assigned thereto in Section 5.17(b).
“Refinancing Lender” has the meaning assigned thereto in Section 5.17(c).

“Refinancing Notes” has the meaning assigned thereto in Section 5.17(a).
“Refinancing Revolving Credit Commitments” has the meaning assigned thereto in Section 5.17(a).
“Refinancing Revolving Loans” has the meaning assigned thereto in Section 5.17(a).
“Refinancing Series” has the meaning assigned thereto in Section 5.17(c).
“Refinancing Term Loans” has the meaning assigned thereto in Section 5.17(a).
“Register” has the meaning assigned thereto in Section 12.9(c).
“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, (i) the central bank for Euros, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for Euros, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Removal Effective Date” has the meaning assigned thereto in Section 11.6(b).
“Repricing Transaction” means (a) any prepayment or repayment of all or a portion of the Term B Loan with the proceeds of, or any conversion of any such Term B Loan into, any new or replacement secured, broadly marketed or syndicated bank Indebtedness or other credit facility (whether under this Agreement or otherwise), including, without limitation, any Refinancing Term Loans or Refinancing Notes, bearing interest with an All-In Yield less than the All-In Yield applicable to such Term B Loan subject to such event and (b) any repricing of any of the Term B Loan (whether pursuant to an amendment, amendment and restatement, mandatory assignment or otherwise) which reduces the All-In Yield applicable to all or a portion of such Term B Loan, in each case, other than in connection with the consummation of an Acquisition not permitted under this Agreement, an initial public offering of the Borrower or the occurrence of a Change in Control (so long as the primary purpose of the prepayment or repayment of, or amendment to such Term B Loan in connection therewith is not to reduce the All-In Yield applicable to such Term B Loans as certified by a financial officer of the Borrower in a certificate to the Administrative Agent (on which the Administrative Agent is expressly permitted to rely)).
“Required Facility Lenders” means (a) for the Revolving Credit Facility, the Required Revolving Credit Lenders or (b) for the Term Loan Facility, the Required Term Loan Lenders, as applicable.

“Required Lenders” means, at any date, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Pro Rata Facilities Lenders” means, at any time, Lenders having unused Revolving Credit Commitments and Revolving Credit Exposure, outstanding Term A Loans and outstanding Incremental Tranche A Term Loans representing more than fifty percent (50%) of the sum of (a) the aggregate unused Revolving Credit Commitments and Revolving Credit Exposure of all Revolving Credit Lenders, plus (b) the outstanding Term A Loans, plus (c) the outstanding Incremental Tranche A Term Loans. The unused Revolving Credit Commitment, outstanding Revolving Credit Exposure, Term A Loans and Incremental Tranche A Term Loans held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Pro Rata Facilities Lenders at any time.
“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders having unused Revolving Credit Commitments and Revolving Credit Exposure representing more than fifty percent (50%) of the aggregate unused Revolving Credit Commitments and Revolving Credit Exposure of all Revolving Credit Lenders. The unused Revolving Credit Commitment of, and Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time.
“Required Term Loan Lenders” means, at any time, Term Loan Lenders having outstanding Term Loans, representing more than fifty percent (50%) of the sum of the aggregate outstanding Term Loans at such time. The outstanding Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time.
“Resignation Effective Date” has the meaning assigned thereto in Section 11.6(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, president or vice president, chief financial officer, controller, treasurer or assistant treasurer of such Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 6.1, the secretary or assistant secretary of such Person, or any other officer of such Person designated in writing by the Borrower or such Person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests.
“Revaluation Date” means, subject to Section 1.13,

(a)    with respect to any Revolving Credit Loan denominated in Euros, each of the following: (i) the date of the borrowing of such Revolving Credit Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Lender under any Letter of Credit denominated in Euros) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Revolving Credit Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent shall determine; and
(b)    with respect to any Letter of Credit denominated in Euros, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date; and (ii) such additional dates as the Administrative Agent shall determine.
“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof, (including without limitation, Section 5.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Third Amendment Effective Date shall be $800,000,000. The Revolving Credit Commitment of each Revolving Credit Lender on the Second Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(b). The Revolving Credit Commitment of any Lender shall include the Extended Revolving Credit Commitment and Refinancing Revolving Credit Commitment of such Lender.
“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase to such revolving credit facility pursuant to Section 5.13).
“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment or if the Revolving Credit Commitment has been terminated, all Lenders having Revolving Credit Exposure.
“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.
“Revolving Credit Maturity Date” means the earliest to occur of (a) February 15, 2028, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a);

provided, that the Revolving Credit Maturity Date applicable to Extended Revolving Credit Commitments and Refinancing Revolving Credit Commitments shall be the final maturity date specified in the relevant documentation for such Extended Revolving Credit Commitments or Refinancing Revolving Credit Commitments; provided further that if, on the date that is 91 days prior to the maturity date of any Permitted Convertible Indebtedness, all such Permitted Convertible Indebtedness that matures on such maturity date has not been (i) repaid in full, (ii) amended to extend the final maturity date thereof to a date that is more than 90 days after the Revolving Credit Maturity Date or (iii) refinanced with Indebtedness with a final maturity date that is more than 90 days after the Revolving Credit Maturity Date, then the Revolving Credit Maturity Date will be the date that is 91 days prior to the earliest maturity date of any such Permitted Convertible Indebtedness which remain outstanding.
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Euros, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Lender (with notice thereof to the Administrative Agent), as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euros.
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.
“Sale Leaseback Transaction” means, with respect to the Parent or any Subsidiary, any arrangement, directly or indirectly, with any Person which is not another Credit Party or Subsidiary of a Credit Party whereby the Parent or such Subsidiary (a) shall sell or transfer any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party and (b) thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.
“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions broadly restricting or prohibiting commercial activity with such country, region or territory (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of

State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person with whom dealings are otherwise restricted or prohibited pursuant to applicable Sanctions.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Extensions of Credit will be used, or (c) from which repayment of the Extensions of Credit will be derived.
“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment Effective Date” means February 15, 2023.
“Secured Cash Management Agreement” means (a) any Cash Management Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Cash Management Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Cash Management Agreement is entered into.
“Secured Cash Management Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) under any Secured Cash Management Agreement.
“Secured Hedge Agreement” means (a) any Hedge Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Hedge Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Hedge Agreement is entered into.
“Secured Hedge Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) under any Secured Hedge Agreement; provided that the “Secured Hedge Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Secured Indebtedness on such date minus (ii) the sum of all Unrestricted Cash and Cash Equivalents on such date in an aggregate amount not to exceed $100,000,000, to (b) LTM EBITDA.
“Secured Obligations” means, collectively, (a) the Obligations, (b) any Secured Hedge Obligations and (c) any Secured Cash Management Obligations.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the holders of any Secured Hedge Obligations, the holders of any Secured Cash Management Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.
“Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.).
“Security Documents” means the collective reference to the Collateral Agreement, the IP Security Agreements and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.
“Simple SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Disposition” means any Asset Disposition having gross sales proceeds in excess of the Threshold Amount.
“Specified Event of Default” means an Event of Default under any of Section 10.1(a), 10.1(b), 10.1(h) or 10.1(i).
“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition, (c) any designation of a Subsidiary as an Unrestricted Subsidiary and (d) the Transactions.

“Spot Rate” means, subject to Section 1.13, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.
“subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “subsidiary” or “subsidiaries” herein shall refer to those of the Parent, including any Unrestricted Subsidiaries.
“Subsidiary” means any subsidiary of the Parent; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.
“Subsidiary Guarantors” means, collectively, all direct and indirect Subsidiaries of the Parent (other than any Excluded Subsidiaries) in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 8.13.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.
“Swingline Commitment” means the lesser of (a) $~~40,000,000~~75,000,000 and (b) the Revolving Credit Commitment.
“Swingline Facility” means the swingline facility established pursuant to Section 2.2.
“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.
“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.
“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Participation Amount” has the meaning assigned thereto in Section 2.2(b)(iii).
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term A Loan” means the term loans made to the Borrower by the Lenders on the Closing Date pursuant to Section 4.1(a).
“Term A Loan Commitment” means (a) as to any Term A Loan Lender, the obligation of such Term A Loan Lender to make a portion of the Term A Loan, as applicable, to the account of the Borrower hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register/Schedule 1.1(b), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term A Loan Lenders, the aggregate commitment of all Term A Loan Lenders to make such Term A Loan. The aggregate Term A Loan Commitment of all Term A Loan Lenders on the Second Amendment Effective Date shall be $400,000,000. The Term A Loan Commitment of each Term A Loan Lender as of the Second Amendment Effective Date is set forth opposite the name of such Term A Loan Lender on Schedule 1.1(b).
“Term A Loan Facility” means the term loan facility established pursuant to Section 4.1(a).
“Term A Loan Lender” means any Lender with a Term A Loan Commitment and/or outstanding Term A Loans.
“Term A Loan Maturity Date” means the first to occur of (a) February 15, 2028, and (b) the date of acceleration of the Term A Loans pursuant to Section 10.2(a); provided that if, on the date that is 91 days prior to the maturity date of any Permitted Convertible Indebtedness, all such Permitted Convertible Indebtedness that matures on such maturity date has not been (i) repaid in full, (ii) amended to extend the final maturity date thereof to a date that is more than 90 days after the Term A Loan Maturity Date or (iii) refinanced with Indebtedness with a final maturity date that is more than 90 days after the Term A Loan Maturity Date, then the Term A Loan Maturity Date will be the date that is 91 days prior to the earliest maturity date of any such Permitted Convertible Indebtedness which remain outstanding.
“Term A Loan Note” means a promissory note made by the Borrower in favor of a Term A Loan Lender evidencing the portion of the Term A Loans made by such Term A Loan Lender, substantially in the form attached as Exhibit A-3(i), and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term A Loan Percentage” means, with respect to any Term A Loan Lender at any time, the percentage of the total outstanding principal balance of the Term A Loans represented by the outstanding principal balance of such Term A Loan Lender’s Term A Loans. The Term A Loan Percentage of each Term A Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).
“Term B Loan” means the term loans made to the Borrower by the Lenders on the Closing Date pursuant to Section 4.1(b).
“Term B Loan Commitment” means (a) as to any Term B Loan Lender, the obligation of such Term B Loan Lender to make a portion of the Term B Loan, as applicable, to the account of the Borrower hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register/Schedule 1.1(b), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term B Loan Lenders, the aggregate commitment of all Term B Loan Lenders to make such Term B Loan. The aggregate Term B Loan Commitment of all Term B Loan Lenders on the Closing Date shall be $350,000,000. The Term B Loan Commitment of each Term B Loan Lender as of the Closing Date is set forth opposite the name of such Term B Loan Lender on Schedule 1.1(b). For the avoidance of doubt, all outstanding Term B Loans were repaid in full as of the Second Amendment Effective Date.
“Term B Loan Facility” means the term loan facility established pursuant to Section 4.1(b).
“Term B Loan Lender” means any Lender with a Term B Loan Commitment and/or outstanding Term B Loans.
“Term B Loan Maturity Date” means the first to occur of (a) September 2, 2028, and (b) the date of acceleration of the Term B Loans pursuant to Section 10.2(a).
“Term B Loan Note” means a promissory note made by the Borrower in favor of a Term B Loan Lender evidencing the portion of the Term B Loans made by such Term B Loan Lender, substantially in the form attached as Exhibit A-3(ii), and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Term B Loan Percentage” means, with respect to any Term B Loan Lender at any time, the percentage of the total outstanding principal balance of the Term B Loans represented by the outstanding principal balance of such Term B Loan Lender’s Term B Loans. The Term B Loan Percentage of each Term B Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).
“Term Loan Commitment” means, each Term A Loan Commitment and Term B Loan Commitment, as applicable.
“Term Loan Facility” means the Term A Loan Facility and the Term B Loan Facility established pursuant to Article IV (including any term loan facility established pursuant to Section 5.13, each facility providing for the borrowing of Refinancing Term Loans and each facility providing for the borrowing of Extended Term Loans).
“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3(i) or Exhibit A-3(ii), as applicable, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans. The Term Loan Percentage of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).
“Term Loans” means the Term A Loan, the Term B Loan and, if applicable, the Incremental Term Loans, the Extended Term Loans and the Refinancing Term Loans, and “Term Loan” means any of such Term Loans.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to (a) with respect to the Revolving Credit Facility and the Term A Loan Facility, 0.10% per annum and (b) with respect to the Term B Loan Facility, a percentage per annum equal to (i) 0.11448% for an Interest Period of one month, (ii) 0.26161% for an Interest Period of three months and (iii) 0.42826% for an Interest Period of six months.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.
“Third Amendment Effective Date” means July 1, 2024.
“Threshold Amount” means $100,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness on such date minus (ii) the sum of all Unrestricted Cash and Cash Equivalents on such date in an aggregate amount not to exceed $100,000,000, to (b) LTM EBITDA.
“Trade Date” has the meaning assigned thereto in Section 12.9(h)(i).
“Transaction Costs” means all transaction fees, expenses, charges and other amounts related to the Transactions, any Permitted Acquisitions and, to the extent permitted under this Agreement, any other Acquisition or other Investment, any Asset Disposition (other than in the ordinary course of business), any incurrence of Indebtedness, any issuance of Equity Interests or any amendments or waivers of the Loan Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case whether or not consummated (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection with the foregoing), in each case to the extent paid within six (6) months of the closing of the Credit Facility, such Permitted Acquisition or such other event, as applicable.
“Transactions” means, collectively, (a)  the execution, delivery and performance by the Parent and the Borrower of this Agreement and by the Borrower and the other Credit Parties of the other Loan Documents, (b) the Closing Date Refinancing, (c) the initial Extensions of Credit and (d) the payment of the Transaction Costs incurred in connection with the foregoing.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” means the United States of America.
“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, 100% of all cash and Cash Equivalents of the Parent, Borrower and their Subsidiaries as of such date that are held in bank accounts or securities accounts located in the United States and that would not appear as “restricted” on any financial statement required to be delivered pursuant to Section 8.1, determined on a Consolidated basis in accordance with GAAP (other than a restriction as a result of the Lien of the Administrative Agent, for the benefit of the Secured Parties, under the Loan Documents).
“Unrestricted Subsidiary” means any subsidiary organized or acquired directly or indirectly by the Borrower after the Closing Date that the Borrower designates as an “Unrestricted Subsidiary” by written notice to the Administrative Agent; provided that, (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation and the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenants, (b) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for Indebtedness of any Credit Party (other than Indebtedness under this Agreement) in excess of the Threshold Amount, (c) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Equity Interests of the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary to be so designated and (d) no Unrestricted Subsidiary may own or hold any material intellectual property or other assets that is material to the operation of the Borrower’s business (taken as a whole). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such subsidiary therein under Section 9.3 at the date of designation in an amount equal to the fair market value of such parent company’s investment therein. The designation of an Unrestricted Subsidiary as a Subsidiary shall constitute (i) the incurrence, at the time of designation, of any Investment, Indebtedness or Liens of such Subsidiary existing or outstanding at such time and (ii) a return on any Investment made by the Borrower and its Subsidiaries in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment as determined at the time of such designation of such Subsidiary as an Unrestricted Subsidiary. No Unrestricted Subsidiary may own any Equity Interests of a Subsidiary; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may designate any Unrestricted Subsidiary as a “Subsidiary” by written notice to the Administrative Agent and by complying with the applicable provisions of Sections 8.13 and 8.16.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c), 4.2(a), 4.4(a) and 5.2, in each case, such day is also a Business Day.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Wells Fargo Securities” means Wells Fargo Securities, LLC.
“Wholly-Owned” means, with respect to a subsidiary, that all of the Equity Interests of such subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned subsidiaries).
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Working Capital” means, for the Parent and its Subsidiaries on a Consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash, Cash Equivalents, taxes and deferred taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) outstanding Revolving Credit Loans and Swingline Loans, (iii) the current portion of current taxes and deferred income taxes and (iv) the current portion of accrued Consolidated Interest Expense.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.2    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
SECTION 1.3    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. For the avoidance of doubt, and without limitation of the foregoing, any Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders (or, in the case of a change affecting the computation of only one or more of the Financial Covenants, the Required Pro Rata Facilities Lenders) shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (or, in the case of a change affecting the computation of only one or more of the Financial Covenants, the Required Pro Rata Facilities Lenders)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements.
SECTION 1.4    UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
SECTION 1.5    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.6    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.8    Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.
SECTION 1.9    Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Parent and its subsidiaries delivered pursuant to Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such

Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
SECTION 1.10    Limited Condition Transactions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Condition Transaction and that the Borrower wishes to test the conditions to such Acquisition and the Indebtedness that is to be used to finance such Acquisition in accordance with this Section 1.10, then, so long as agreed to by the lenders providing such Indebtedness, the following provisions shall apply:
(a)    any condition to such Limited Condition Transaction or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Transaction (the “LCT Test Date”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);
(b)    any condition to such Limited Condition Transaction or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCT Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Transaction, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Transaction as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Transaction as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);
(c)    any financial ratio test or condition to be tested in connection with such Limited Condition Transaction and the availability of such Indebtedness will be tested as of the LCT Test Date, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a Pro Forma Basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Transaction and (ii) if any of such ratios are exceeded or conditions are not met following the LCT Test Date, but prior to the closing of such Limited Condition Transaction, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; and
(d)    except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (i) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin and determining whether or not the Borrower is in compliance with the Financial Covenants shall, in each case be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.
SECTION 1.11    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, EURIBOR, Adjusted EURIBOR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, EURIBOR, Adjusted EURIBOR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.12    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.13    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent shall determine the Dollar Equivalent amount of each Extension of Credit denominated in Euros. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Euros for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)    Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of Revolving Credit Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in Euros, such amount shall be the Euro Equivalent of such Dollar amount (rounded to the nearest Euro, with 0.5 being rounded upward), as determined by the Administrative Agent.
(c)    Notwithstanding the foregoing provisions of this Section 1.13 or any other provision of this Agreement, each Issuing Lender may compute the Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such Issuing Lender by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Lender for such purpose.
ARTICLE II

REVOLVING CREDIT FACILITY
SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in any Currency to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided that (a)  the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment, (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment and (c) the sum of the Dollar Equivalent of the total Revolving Credit Outstandings denominated in Euros shall not exceed the Euro Sublimit. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.
SECTION 2.2    Swingline Loans.
(a)    Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(d) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date; provided that (i) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving

Credit Commitment and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment.
(b)    Refunding.
(i)    The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan in Dollars as a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.
(ii)    The Borrower shall pay to the Swingline Lender on demand, and in any event on the Revolving Credit Maturity Date, in Same Day Funds the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower irrevocably authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.
(iii)    If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in Same Day Funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
(iv)    Each Revolving Credit Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(v)    If any Revolving Credit Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
(d)    Resignation of Swingline Lender. In connection with (i) any Refinancing Revolving Credit Commitments or (ii) any Extension of Revolving Credit Commitments, that has not been consented to by the applicable Swingline Lender, such Swingline Lender may, in connection with such Refinancing Revolving Credit Commitments or Extension resign as a Swingline Lender hereunder upon not less than five (5) Business Days’ prior notice to the Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the Borrower and the Administrative Agent). Following such notice of resignation, such Swingline Lender shall have no further obligations to make Swingline Loans pursuant to this Agreement.
SECTION 2.3    Procedure for Advances of Revolving Credit Loans and Swingline Loans.
(a)    Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. with respect to any Loan other than a Swingline Loan and not later than 3:00 p.m. with respect to a

Swingline Loan (i) on the same Business Day as each borrowing of a Base Rate Loan or ~~a~~ Swingline Loan, (ii) at least three (3) U.S. Government Securities Business Days before each borrowing of a Term SOFR Loan and (iii) at least four (4) EURIBOR Banking Days before each borrowing of a Euro Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the Currency of such borrowing, (C) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to Term SOFR Loans and Euro Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (D) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (E) in the case of a Revolving Credit Loan, whether the Loans are to be Term SOFR Loans, Euro Loans or Base Rate Loans, ~~and~~ (F) in the case of a Swingline Loan, whether the Loans are to be Daily Simple SOFR Loans or Base Rate Loans and (G) in the case of a Term SOFR Loan or Euro Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan denominated in Dollars in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of Term SOFR Loans or Euro Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. A Notice of Borrowing received after 11:00 a.m. or 3:00 p.m., as applicable, shall be deemed received on the next Business Day, U.S. Government Securities Business Day or EURIBOR Banking Day, as applicable. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.
(b)    Disbursement of Revolving Credit and Swingline Loans. (i) Not later than 1:00 p.m. in the case of any Loan (other than a Swingline Loan) denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Euro Loan, in each case on the proposed borrowing date, ~~(i)~~ each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in Same Day Funds, in the applicable Currency, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) not later than 4:00 p.m. in the case of any Swingline Loan on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in Same Day Funds, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in Same Day Funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).
SECTION 2.4    Repayment and Prepayment of Revolving Credit and Swingline Loans.
(a)    Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), in each case, (x) in the Currency in which such Loan is denominated and (y) together with all accrued but unpaid interest thereon.

(b)    Mandatory Prepayments.
(i)    If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to promptly repay (and in any event within one (1) Business Day) upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).
(ii)    If at any time the sum of the Dollar Equivalent of the total Revolving Credit Outstandings denominated in Euros shall exceed an amount equal to 105% of the Euro Sublimit, the Borrower agrees to repay within two (2) Business Days after receipt of notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Revolving Extensions of Credit in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Euro Sublimit with each such repayment applied first to the principal amount of outstanding Revolving Credit Loans denominated in Euros and second, with respect to any Letters of Credit denominated in Euros then outstanding, as a payment of Cash Collateral in the applicable Currency into a Cash Collateral account or Cash Collateral accounts opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders (any such Cash Collateral to be applied in accordance with Section 10.2(b)).
(c)    Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as such prepayment for any prepayment of a Base Rate Loan or a Swingline Loan, (ii) at least three (3) U.S. Government Securities Business Days before such prepayment for any prepayment of a Term SOFR Loan and (iii) at least four (4) EURIBOR Banking Days before prepayment of a Euro Loan (in each case, or such later time approved by the Administrative Agent), specifying the date, Currency and amount of prepayment and whether the prepayment is of Term SOFR Loans, Euro Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Term SOFR Loans or Euro Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day, U.S. Government Securities Business Day or EURIBOR Banking Day, as applicable. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).
(d)    Limitation on Prepayment of Term SOFR Loans and Euro Loans. The Borrower may not prepay any Term SOFR Loan or Euro Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
(e)    Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.
SECTION 2.5    Permanent Reduction of the Revolving Credit Commitment.
(a)    Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).
(b)    Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations or other arrangements satisfactory to the Issuing Lender) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any Term SOFR Loan or Euro Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
SECTION 2.6    Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III
LETTER OF CREDIT FACILITY
SECTION 3.1    L/C Facility.
(a)    Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby Letters of Credit in Dollars or Euros in the Dollar Equivalent of an aggregate amount not to exceed its L/C Commitment for the account of the Borrower or, subject to Section 3.10, any Subsidiary thereof, Letters of Credit may be issued on any Business Day from the Closing Date to, but not including the fifteenth (15th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the aggregate amount of the outstanding Letters of Credit issued by such Issuing Lender would exceed its L/C Commitment, (ii) the L/C Obligations would exceed the L/C Sublimit, (iii) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment or (iv) the sum of the Dollar Equivalent of the total Revolving Credit Outstandings denominated in Euros would exceed the Euro Sublimit. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.
(b)    Terms of Letters of Credit. Each Letter of Credit shall (i) be denominated in any Currency in a minimum amount of $100,000 (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal or extension of such Letter of Credit (subject to automatic renewal or extension for additional one (1) year periods (but not to a date later than the date set forth below) pursuant to the terms of the Letter of Credit Documents or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date, and (iii) unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued by it, be subject to the ISP, as set forth in the Letter of Credit Documents or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Closing Date and that such Issuing Lender in good faith deems material to it, (B) the conditions set forth in Section 6.2 are not satisfied, (C) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally, (D) the proceeds of such Letter of Credit would be made available to any Person (x) to fund any activity or business of or with, directly or indirectly, any Sanctioned Person, or in any Sanctioned Country, in violation of Applicable Law, or (y) in any manner that would otherwise result in a violation of any Sanctions by any party to this Agreement or (E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 5.15(a)(iv)) with respect to the Defaulting

Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.
(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
SECTION 3.2    Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue, amend, renew or extend a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other Letter of Credit Documents and information as such Issuing Lender or the Administrative Agent may request, not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in their sole discretion) prior to the proposed date of issuance, amendment, renewal or extension, as the case may be. Such notice shall specify (a) the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), (b) the date on which such Letter of Credit is to expire (which shall comply with Section 3.1(b)), (c) the amount and Currency of such Letter of Credit, (d) the name and address of the beneficiary thereof, (e) the purpose and nature of such Letter of Credit and (f) such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other Letter of Credit Documents and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue, amend, renew or extend the Letter of Credit requested thereby (subject to the timing requirements set forth in this Section 3.2) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. Additionally, the Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, renewal or extension, including any Letter of Credit Documents, as the applicable Issuing Lender or the Administrative Agent may require. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the related Letter of Credit Documents and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
SECTION 3.3    Commissions and Other Charges.
(a)    Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are Euro Loans or Term SOFR Loans (determined, in each case, on a per annum basis). Such commission shall be payable in Dollars quarterly in arrears on the last Business Day of each calendar quarter (commencing with the first such date to occur after the issuance of such Letter of Credit), on the Revolving Credit Maturity Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C

Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.
(b)    Issuance Fee. In addition to the foregoing commission, the Borrower shall pay directly to the applicable Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender in such amount as agreed upon between such Issuing Lender and the Borrower. Such issuance fee shall be payable in Dollars quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Issuing Lender. For the avoidance of doubt, such issuance fee shall be applicable to and paid upon each of the Existing Letters of Credit.
(c)    Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. Such customary fees, costs, charges and expenses are due and payable in Dollars on demand and are nonrefundable.
SECTION 3.4    L/C Participations.
(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, in the Currency of such Letter of Credit, upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)    Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Currency thereof and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount, Currency and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Administrative Agent, which shall in turn pay such Issuing Lender, in the applicable Currency in which such Letter of Credit is denominated, on demand, in addition to such amount, the product of (i) such amount, times (ii) the applicable Overnight Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(c)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Administrative Agent or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent, which shall in turn pay to such Issuing Lender, the portion thereof previously distributed by such Issuing Lender to it.
(d)    Each L/C Participant’s obligation to make the Revolving Credit Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender, (v) any adverse change in the relevant exchange rates or in the availability of Euros to any L/C Participant or in the relevant currency markets generally or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
SECTION 3.5    Reimbursement. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in Same Day Funds, in the Currency of such Letter of Credit, the applicable Issuing Lender by paying to the Administrative Agent the amount of such drawing not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such drawing, if such notice is received by the Borrower prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, for the amount of (x) such draft so paid and (y) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Administrative Agent and such Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan denominated in Dollars as a Base Rate Loan on the applicable repayment date in the amount ((x) if such drawing is denominated in Euros, with such reimbursement obligation hereunder converted to a reimbursement obligation in an amount equal to the Dollar Equivalent of such amount in Euros and (y) without regard to the minimum and multiples specified in Section 2.3(a)) of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment (including any and all costs, fees and other expenses incurred by the applicable Issuing Lender in effecting the payment of any Letter of Credit denominated in Euros), and the Revolving Credit Lenders shall make a Revolving Credit Loan denominated in Dollars as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender in the applicable Currency as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until paid in full. The Borrower shall, upon demand from any Issuing Lender or L/C Participant, pay to such Issuing Lender or L/C Participant, the amount of (i) any loss or cost or increased cost incurred by such Issuing Lender or L/C Participant, (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Lender or L/C Participant and (iii) any currency exchange loss, in each case that such Issuing Lender or L/C Participant sustains as a result of the Borrower’s repayment in Dollars of any Letter of Credit denominated in Euros. A certificate of such Issuing Lender setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Lender shall be conclusively presumed to be correct save for manifest error.
SECTION 3.6    Obligations Absolute.
(a)    The Borrower’s obligations under this Article III (including the Reimbursement Obligation) shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever, and shall be performed strictly in accordance with the terms of this Agreement, and irrespective of:
(i)    any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Document or this Agreement, or any term or provision therein or herein;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent, forged or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;
(v)    any adverse change in the relevant exchange rates or in the availability of Euros to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(vi)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

(b)    The Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The applicable Issuing Lender, the L/C Participants and their respective Related Parties shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.
(c)    In furtherance of the foregoing and without limiting the generality thereof, the parties agree that (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, (ii) an Issuing Lender may act upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that such Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request and (iii) an Issuing Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.
SECTION 3.7    Effect of Letter of Credit Documents. To the extent that any provision of any Letter of Credit Document related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
SECTION 3.8    Removal and Resignation of Issuing Lenders.
(a)    The Borrower may at any time remove any Lender from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to such Issuing Lender and the Administrative Agent (or such shorter period of time as may be acceptable to such Issuing Lender and the Administrative Agent).

(b)    Any Issuing Lender may resign at any time by giving thirty (30) days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase the outstanding Letter of Credit.
(c)    In connection with (i) any Refinancing Revolving Credit Commitments or (ii) any Extension of Revolving Credit Commitments, that has not been consented to by any Issuing Lender, such Issuing Lender may, in connection with such Refinancing Revolving Credit Commitments or Extension resign as an Issuing Lender hereunder upon not less than five (5) Business Days’ prior notice to the Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the Borrower and the Administrative Agent).
(d)    Any removed or resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its removal or resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4). Without limiting the foregoing, upon the removal or resignation of a Lender as an Issuing Lender hereunder, the Borrower may, or at the request of such removed or resigned Issuing Lender the Borrower shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in the applicable Currency in substitution for the Letters of Credit, if any, issued by such removed or resigned Issuing Lender and outstanding at the time of such removal or resignation, or make other arrangements satisfactory to the removed or resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the removed or resigned Issuing Lender with respect to any such Letters of Credit.
SECTION 3.9    Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) no later than the fifth Business Day following the last day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.9 shall limit the obligations of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.
SECTION 3.10    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (a) shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower and (b) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 3.11    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount, or the Dollar Equivalent of the maximum face amount, if applicable, of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Documents therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Documents and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
ARTICLE IV

TERM LOAN FACILITY
SECTION 4.1    Term Loans
(a)    Term A Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term A Loan Lender severally agrees to make the Term A Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term A Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Term A Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.
(b)    Term B Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term B Loan Lender severally agrees to make the Term B Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term B Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Term B Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.
SECTION 4.2    Procedure for Advance of Term Loans. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Term Loans on such date. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loans to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
SECTION 4.3    Repayment of Term Loans.
(a)    The Borrower shall repay the original aggregate funded principal amount of the Term A Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing June 30, 2023 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

Payment Dates	Principal Payment
June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024	$2,500,000.00
June 30, 2024, September 30, 2024, December 31, 2024 and March 31, 2025	$2,500,000.00
June 30, 2025, September 30, 2025, December 31, 2025 and March 31, 2026	$5,000,000.00
June 30, 2026, September 30, 2026, December 31, 2026 and March 31, 2027	$7,500,000.00
June 30, 2027, September 30, 2027 and December 31, 2027	$7,500,000.00
Term A Loan Maturity Date	Remaining outstanding principal amount
(b)    The Borrower shall repay the original aggregate funded principal amount of the Term B Loans in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term B Loans, on the last Business Day of each of March, June, September and December commencing December 31, 2021 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4. If not sooner paid, the Term B Loans shall be paid in full, together with accrued interest thereon, on the Term B Loan Maturity Date.
(c)    The Borrower shall repay any Incremental Term Loans as determined pursuant to, and in accordance with, Section 5.13.
SECTION 4.4    Prepayments of Term Loans.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, except as set forth in Section 4.4(c) and Section 5.9, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as prepayment of each Base Rate Loan and (ii) at least three (3) U.S. Government Securities Business Days before prepayment of each Term SOFR Loan, specifying the date and amount of prepayment, whether the prepayment is of Term SOFR Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and the Class of Term Loans or a combination thereof to be prepaid, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied to the outstanding principal installments of any Class of Term Loans as directed by the Borrower or, in the absence of such direction, in direct order of maturity. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9.
(b)    Mandatory Prepayments.
(i)    Debt Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any issuance of Refinancing Debt or Debt

Issuance not otherwise permitted pursuant to Section 9.1. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.
(ii)    Asset Dispositions and Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (A) any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (m) of Section 9.5) or (B) any Insurance and Condemnation Event, to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of clauses (A) and (B), respectively, exceed $10,000,000 per transaction (or series of related transactions) and $25,000,000 in the aggregate during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 4.4(b)(iii); provided further that, with respect to any Net Cash Proceeds from any Asset Disposition or Insurance and Condemnation Event, the Borrower may prepay Loans and prepay or purchase any Incremental Equivalent Indebtedness that is secured by the Collateral on a pari passu basis (at a purchase price no greater than par plus accrued and unpaid interest), to the extent required thereby, on a pro rata basis in accordance with the respective outstanding principal amounts of the Loans and such Incremental Equivalent Indebtedness as of the time of the applicable Asset Disposition or Insurance and Condemnation Event.
(iii)    Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition or any Insurance and Condemnation Event by any Credit Party or any Subsidiary thereof (in each case, to the extent not excluded pursuant to Section 4.4(b)(ii)), at the option of the Borrower, the Credit Parties may reinvest (or commit to reinvest) all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Credit Parties and their Subsidiaries within eighteen (18) months following receipt of such Net Cash Proceeds (or if committed to be reinvested within such eighteen-month period, actually reinvested no later than 180 days after the end of such eighteen-month period); provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within three (3) Business Days after the applicable Credit Party reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 4.4(b); provided further that any Net Cash Proceeds relating to Collateral shall be reinvested in assets constituting Collateral. Pending the final application of any such Net Cash Proceeds, the applicable Credit Party may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by this Agreement or may apply an amount equal to such Net Cash Proceeds to repay the Revolving Credit Loans.
(iv)    Excess Cash Flow. After the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2022), within three (3) Business Days after the earlier to occur of (x) the actual delivery of the financial statements and related Officer’s Compliance Certificate for such Fiscal Year and (y) the date on which the financial statements and the related Officer’s Compliance Certificate for such Fiscal Year are required to be delivered pursuant to Section 8.1(a) and Section 8.2(a), the Borrower shall make mandatory principal prepayments of the Term B Loans in the manner set forth in clause (vi) below in an amount equal to (A) the applicable ECF Percentage for such Fiscal Year times Excess Cash Flow for such Fiscal Year minus (B) the aggregate amount of (i) all optional prepayments of Revolving Credit Loans during such Fiscal Year (solely to the extent accompanied by permanent optional reductions in the Revolving Credit Commitment) and (ii) all optional prepayments of any Term Loans and pari passu secured Incremental Equivalent Indebtedness during such Fiscal Year, in each case to the extent that such prepayments are not funded with the incurrence of any Indebtedness, any Equity Issuance, any casualty proceeds, any condemnation proceeds or any other proceeds that would not be included in Consolidated EBITDA; provided that, so long as no Event of Default has occurred and is continuing or would result therefrom, no such prepayments shall be required unless Excess Cash Flow for such year equals or exceeds $20,000,000, at which point the Borrower shall cause to be prepaid only in respect of such excess an aggregate principal amount of Loans equal to the applicable percentage of Excess Cash Flow as set forth herein.
(v)    Rejection Right. Each Term B Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment (except in the case of any prepayment of Term B Loans in accordance with Section 4.4(b)(i) with the proceeds of Refinancing Debt) (such declined amounts, the “Declined Proceeds”) of Term B Loans required to be made pursuant to Section 4.4(b) by providing written notice to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a notice of rejection to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term B Loans. Any Declined Proceeds remaining after offering such Declined Proceeds to the Lenders in accordance with the terms hereof shall be retained by the Borrower and used for any purpose not prohibited by this Agreement.
(vi)    Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Except as set forth below, each prepayment of the Loans under clause (i), (ii) and (iii) above shall be applied as follows: first, to prepay outstanding Term A Loans, Term B Loans and, unless the Lenders or holders of such Indebtedness agree to receive less than their ratable share of such prepayments, any pari passu secured Incremental Term Loan, any pari passu secured Incremental Equivalent Indebtedness and any pari passu secured Refinancing Debt, on a ratable basis, and second, to prepay outstandings Revolving Credit Loans pursuant to Section 2.4(d), without a permanent reduction in the Revolving Credit Commitment. Each prepayment of the Loans under clause (iv) above shall be applied to prepay outstanding Term B Loans and, unless the Lenders or holders of such Indebtedness agree to receive less than their ratable share of such prepayments, any pari passu secured Incremental Tranche B Term Loans, any pari passu secured Incremental Equivalent Indebtedness in the form of term “B” loans and any pari passu secured Refinancing Debt in form of term “B” loans, on a ratable basis. All such mandatory prepayments of the Term A Loans, Term B Loans and, if applicable, any Incremental Term Loan, will be applied to the remaining scheduled amortization payments thereof as directed by the Borrower. Proceeds of any Refinancing Debt shall be applied solely to prepay each applicable Class of Term Loans and/or Revolving Credit Loans subject to such Refinance. Notwithstanding the foregoing, with respect to any Net Cash Proceeds from any Asset Disposition or Insurance and Condemnation Event, the Borrower may prepay Term Loans and prepay or purchase any Refinancing Notes or Incremental Equivalent Indebtedness that is secured by the Collateral on a pari passu basis (at a purchase price no greater than par plus accrued and unpaid interest), to the extent required thereby, on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and such Refinancing Notes or Incremental Equivalent Indebtedness as of the time of the applicable Asset Disposition or Insurance and Condemnation Event.
(vii)    Prepayment of Term SOFR Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under this Section 4.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 4.4(b) in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 4.4(b). Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 4.4(b).
(viii)    No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed.
(ix)    Limitation for Foreign Subsidiaries. If the Borrower reasonably determines in good faith that any amounts attributable to Foreign Subsidiaries that are required to be applied to prepay Term Loans pursuant to Section 4.4(b)(ii) would result in material adverse tax consequences to the Borrower or any of the Subsidiaries, then the Borrower shall not be required to prepay such amounts as required thereunder until such time as such amounts may be applied without resulting in material adverse tax consequences; provided that the Borrower shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without incurring material adverse tax consequences.
(c)    Call Premium. In connection with any Repricing Transaction that is consummated in respect of all or any portion of the Term B Loans, during the six (6) month period following the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit each Term B Loan Lender, a fee equal to 1.0% of the aggregate principal amount of the Term B Loans of such Term B Loan Lender subject to such Repricing Transaction (it being understood that any such fees under clause (b) of the definition of “Repricing Transaction” shall be paid to each Non-Consenting Lender that is replaced in such Repricing Transaction pursuant to Section 5.12(b)). Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction.
ARTICLE V

GENERAL LOAN PROVISIONS
SECTION 5.1    Interest.
(a)    Interest Rate Options. Revolving Credit Loans and Term Loans may be (i) with respect to Revolving Credit Loans or Term Loans denominated in Dollars, (A) Base Rate Loans or (B) Term

SOFR Loans or (ii) with respect to Revolving Credit Loans denominated in Euros, Euro Loans, each as further provided herein. Subject to the provisions of this Section, (x) at the election of the Borrower, Revolving Credit Loans and the Term Loans that are (1) Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin, (2) Term SOFR Loans shall bear interest at Adjusted Term SOFR plus the Applicable Margin and (3) Euro Loans shall bear interest at Adjusted EURIBOR plus the Applicable Margin and (y) ~~any~~at the election of the Borrower, Swingline ~~Loan~~Loans that are (1) Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin and (2) Daily Simple SOFR Loans shall bear interest at Daily Simple SOFR plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.
(b)    Default Rate. Subject to Section 10.3, immediately upon the occurrence and during the continuance of a Specified Event of Default, (A) the Borrower shall no longer have the option to request Term SOFR Loans, Euro Loans, Swingline Loans or Letters of Credit, (B) the overdue principal amount of any outstanding ~~Term~~ SOFR Loans and Euro Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to ~~Term~~ SOFR Loans or Euro Loans, as applicable, until the applicable Interest Payment Date or the end of the applicable Interest Period, as applicable, and shall automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of Euros, if applicable) at the end of the applicable Interest Period therefor and shall, as of such conversion, bear interest at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) the overdue principal amount of any outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(c)    Interest Payment and Computation. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto; provided that (i) in the event of any repayment or prepayment of any Euro Loan or Term SOFR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Euro Loan or Term SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year), except that interest on Euro Loans as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Euro Loans.
(d)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.
(e)    Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
SECTION 5.2    Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third (3rd) U.S. Government Securities Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof into one or more Term SOFR Loans, (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Term SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such Term SOFR Loans as Term SOFR Loans and (c) upon the expiration of any Interest Period, continue any Euro Loans as Euro Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (i) in the case of a Loan denominated in Dollars, at least three (3) U.S. Government Securities Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective and (ii) in the case of a Euro Loan, at least four (4) EURIBOR Banking Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Euro Loan or Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount and Currency of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Euro Loan or Term SOFR Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Euro Loan or Term SOFR Loan, then the applicable Euro Loan or Term SOFR Loan shall be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of Euros). Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Euro Loan or Term SOFR Loan. If the Borrower requests a conversion to, or continuation of, Euro Loans or Term SOFR Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Euro Loan or a Term SOFR Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
SECTION 5.3    Fees.
(a)    Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) in Dollars at a rate per annum equal to the applicable amount for Commitment Fees as set forth in the definition of Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each fiscal quarter during the term of this Agreement commencing on the Closing Date and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.
(b)    Other Fees. The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times as shall have been separately agreed upon in writing. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
SECTION 5.4    Manner of Payment. Except as otherwise expressly provided herein and except with respect to principal of and interest on Euro Loans or any amounts payable in Euros, each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in Same Day Funds and shall be made without any setoff, counterclaim or deduction whatsoever. Except as otherwise expressly provided herein, with respect to principal of and interest on Euro Loans or any amounts payable in Euros, each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than the Applicable Time specified by the Administrative Agent on the date specified for payment under this Agreement to the Administrative Agent at the applicable Administrative Agent’s Office for the account of the Lenders entitled to such payment in Euros, in Same Day Funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (or, with respect to a payment to be made in Euros, the Applicable Time specified by the Administrative Agent) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (or, with respect to a payment to be made in Euros, the Applicable Time specified by the Administrative Agent) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii). Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Applicable Law from making any required payment hereunder in Euros, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Euro payment amount.
SECTION 5.5    Evidence of Indebtedness.
(a)    Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 5.6    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant.
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
SECTION 5.7    Administrative Agent’s Clawback.
(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the applicable Currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)    Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lenders or the Swingline Lender in the applicable Currency, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(c)    Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 5.11(e), Section 11.12, Section 12.3(c) or Section 12.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
SECTION 5.8    Changed Circumstances.
(a)    Circumstances Affecting EURIBOR and SOFR Availability. Subject to clause (c) below, in connection with any Term SOFR Loan or Euro Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR or EURIBOR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Daily Simple SOFR pursuant to the definition thereof or Adjusted Term SOFR or EURIBOR, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Euro Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to Euros (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Euro Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in Euros to banks in the London or other applicable offshore interbank market for Euros, amount or Interest Period of such Euro Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that if Daily Simple SOFR, Adjusted Term SOFR or EURIBOR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple SOFR, Adjusted Term SOFR or EURIBOR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make ~~Term~~ SOFR Loans or Euro Loans, as applicable, in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as a ~~Term~~ SOFR Loan or a Euro Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans or Euro Loans in each such affected Currency (to the extent of the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected Euro Loan, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period ~~and~~, (II) any outstanding affected Daily Simple SOFR Loans will be deemed converted to Base Rate Loans immediately and (III) any outstanding affected Euro Loans, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Euros) immediately or at the end of the applicable Interest Period or (2) be prepaid in full immediately or at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by the Borrower of such notice or (y) the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above.

Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9.
(b)    Laws Affecting EURIBOR and SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any ~~Term~~ SOFR Loan or Euro Loan, or to determine or charge interest based upon SOFR, Daily Simple SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, EURIBOR or Adjusted EURIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist (it being understood that the Administrative Agent shall give such notice promptly after the Administrative Agent has knowledge that such circumstances no longer exist), (i) any obligation of the Lenders to make ~~Term~~ SOFR Loans or Euro Loans, as applicable, in the affected Currency or Currencies, and any right of the Borrower to convert any Loan denominated in Dollars to a ~~Term~~ SOFR Loan or continue any Loan as a ~~Term~~ SOFR Loan or a Euro Loan, as applicable, in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to Base Rate Loans or (B) convert all Euro Loans to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Euros) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”) (I) with respect to Euro Loans or Term SOFR Loans, on the last day of the Interest Period therefor and (II) with respect to any Daily Simple SOFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Euro Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Euro Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9.
(c)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.8(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.8(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.8(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans or Euro Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected Euro Loan, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period with respect to Term SOFR Loans and immediately with respect to Daily Simple SOFR Loans and (II) any outstanding affected Euro Loans, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Euros) immediately or at the end of the applicable Interest Period or (2) be prepaid in full immediately or at the end of the applicable Interest Period; provided that, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(d)    Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Credit Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the Interest Payment Date therefor or the last day of the Interest Period for each Loan or other Obligation, as applicable, occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
SECTION 5.9    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Euro Loan or ~~Term~~ SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Euro Loan or ~~Term~~ SOFR Loan, (b) due to any failure of the Borrower to borrow or continue a Euro Loan or ~~Term~~ SOFR Loan or convert to a Euro Loan or ~~Term~~ SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion on a date other than (i) with respect to of any Euro Loan or Term SOFR Loan ~~on a date other than~~, the last day of the Interest Period therefor or (ii) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the Euro Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 5.9 shall survive the resignation or replacement of the

Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 5.10    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted EURIBOR) or any Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Lender or (with respect to Euro Loans) the London or other applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Survival. All of the obligations of the Credit Parties under this Section 5.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 5.11    Taxes.
(a)    Defined Terms. For purposes of this Section 5.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any

Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.12    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 4.4(c));
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (x) an assignment required pursuant to this Section 5.12 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative

Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
(c)    Selection of Lending Office. Subject to Section 5.12(a), each Lender may make any Loan to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.
SECTION 5.13    Incremental Loans.
(a)    At any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:
(i)    one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of the existing tranche of Term Loans with the latest maturity date (any such additional term loan, an “Incremental Term Loan”); or
(ii)    one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”);
provided that after the Second Amendment Effective Date, (1) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Loan Commitments and Incremental Loans shall not exceed the Incremental Facilities Limit (determined after giving effect to all Incremental Loans and Incremental Equivalent Indebtedness incurred or established in reliance on the relevant clauses of Incremental Facilities Limit) and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such earlier date as may be approved by the Administrative Agent). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person, to provide an Incremental Loan Commitment, subject to the consent of the Administrative Agent and the Issuing Lenders, to the extent such consent would be required for an assignment by such Person (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment or any portion thereof.
(b)    Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that, subject to Section 1.10, each of the following conditions has been satisfied or waived as of such Increased Amount Date:

(i)    no Specified Event of Default shall exist on such Increased Amount Date immediately prior to or after giving effect to (A) any Incremental Loan Commitment, (B) the making of any Incremental Loans pursuant thereto and (C) any Permitted Acquisition consummated in connection therewith;
(ii)    each of the representations and warranties contained in Article VII shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);
(iii)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan and/or Incremental Loan Commitment), as may be reasonably requested by Administrative Agent in connection with any such transaction;
(iv)    the proceeds of any Incremental Loans shall be used for any purpose not prohibited under this Agreement; and
(v)    each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower, shall have the same Guarantees and will be, at the Borrower’s option, (A) secured by a Lien on the Collateral that is pari passu with the Lien of the Administrative Agent securing the Secured Obligations, (B) secured by a Lien on the Collateral that is junior in priority to the Lien of the Administrative Agent securing the Secured Obligations (subject to an Acceptable Intercreditor Agreement) or (C) unsecured.
(c)    In the case of an Incremental Term Loan Commitment, the Administrative Agent, in consultation with the Borrower, shall determine whether such Incremental Term Loan Commitment consists of a tranche A term loans (“Incremental Tranche A Term Loans”) or a tranche B term loans (“Incremental Tranche B Term Loans”).
(d)    In the case of Incremental Tranche A Term Loans (the terms of which shall be set forth in the relevant Incremental Amendment):
(i)    the interest rate, interest rate margins, fees, discount, prepayment premiums, amortization and final maturity date for such Incremental Tranche A Term Loans shall be as agreed by the Credit Parties and the Lenders providing such Incremental Tranche A Term Loans; provided that:
(A)    the final maturity of such Incremental Tranche A Term Loans shall not be earlier than the later of (1) the Term A Loan Maturity Date and (2) the final maturity date of any then outstanding Incremental Tranche A Term Loan (except in the case of customary bridge loans which, subject to customary conditions (including no Specified Event of Default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above); and

(B)    the Weighted Average Life to Maturity of such Incremental Tranche A Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term A Loans or any then outstanding Incremental Tranche A Term Loan;
(ii)    such Incremental Tranche A Term Loans shall share ratably in any prepayments of the Term A Loan and any then outstanding Incremental Tranche A Term Loan pursuant to Section 2.06 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term A Loan Facility) and shall have ratable voting rights as the Term A Loan Facility (or otherwise provide for more favorable voting rights for the then outstanding Term A Loan Facility); and
(iii)    except as provided above, all other terms and conditions applicable to any Incremental Tranche A Term Loans, to the extent not consistent with the terms and conditions applicable to the Term A Loan Facility, shall be reasonably satisfactory to the Administrative Agent and the Borrower; provided that such other terms and conditions, taken as a whole, shall not be materially more favorable to the Lenders under any Incremental Tranche A Term Loans than such other terms and conditions, taken as a whole, under the Term A Loan Facility.
(e)    In the case of Incremental Tranche B Term Loans (the terms of which shall be set forth in the relevant Incremental Amendment):
(i)    the interest rate, interest rate margins, fees, discount, prepayment premiums, amortization and final maturity date for such Incremental Tranche B Term Loans shall be as agreed by the Credit Parties and the Lenders providing such Incremental Tranche B Term Loans; provided that:
(A)    the final maturity of such Incremental Tranche B Term Loans shall not be earlier than the later of (1) the Term B Loan Maturity Date and (2) the final maturity date of any then outstanding Incremental Tranche B Term Loan (except in the case of customary bridge loans which, subject to customary conditions (including no Specified Event of Default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above); provided that in the event the Term B Loans are no longer outstanding, the final maturity of such Incremental Tranche B Term Loan shall not be earlier than the Term A Loan Maturity Date (except in the case of customary bridge loans which, subject to customary conditions (including no Specified Event of Default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above);
(B)    the Weighted Average Life to Maturity of such Incremental Tranche B Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans or any then outstanding Incremental Tranche B Term Loan; and
(C)    if the All-In Yield on such Incremental Tranche B Term Loans that is secured on the Collateral on a pari passu basis with the Secured Obligations (other than (1) an Incremental Tranche B Term Loan with an outside maturity date more than one year after the then-latest maturity date of the Term B Loans or (2) an Incremental Tranche B Term Loan incurred to finance a Permitted Acquisition) exceeds the All-In Yield on the Term B Loans or any then outstanding Incremental Tranche B Term Loans by more than 50 basis points per annum, then the Applicable Margin or fees payable by the Borrower with respect to the Term B Loans shall on the effective date of such Incremental Tranche B Term Loans be increased to the extent necessary to cause the All-In Yield on the Term B Loans to equal the All-In Yield on such Incremental Tranche B Term Loans minus 50 basis points (such increase to be allocated as reasonably determined by the Administrative Agent in consultation with the Borrower); provided, that the provisions of this clause (C) shall not apply to any Incremental Tranche B Term Loans provided after the first six (6) months following the Closing Date (the terms of this clause (C), the “MFN Protection”);
(ii)    such Incremental Tranche B Term Loans shall share ratably in any prepayments of the Term B Loan and any then outstanding Incremental Tranche B Term Loan pursuant to Section 4.4 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term B Loan Facility) and shall have ratable voting rights as the other Term B Loan Facility (or otherwise provide for more favorable voting rights for the then outstanding Term B Loan Facility); and
(iii)    except as provided above, all other terms and conditions applicable to any Incremental Tranche B Term Loans, to the extent not consistent with the terms and conditions applicable to the Term B Loan Facility, shall be reasonably satisfactory to the Administrative Agent and the Borrower; provided that such other terms and conditions, taken as a whole, shall not be materially more favorable to the Lenders under any Incremental Tranche B Term Loans than such other terms and conditions, taken as a whole, under the Term B Loan Facility (with customary differences from the Term B Loan Facility as the Administrative Agent shall reasonably deem to be customary for junior lien credit facilities); provided further that such terms and documentation shall not include any financial maintenance covenants unless such maintenance covenants also apply to the Term B Loan Facility.
(f)    In the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Incremental Amendment):
(i)    such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest and be entitled to fees (other than upfront fees), in each case at the rate applicable to the Revolving Credit Loans, and shall be subject to the same terms and conditions as the Revolving Credit Loans;
(ii)    the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and
(iii)    except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall be identical to the terms and conditions applicable to the Revolving Credit Facility.

(g)    Each such Incremental Loan Commitments shall be effected pursuant to an Incremental Amendment executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13).
(h)    The Incremental Lenders shall be included in any determination of the Required Lenders, Required Pro Rata Facilities Lenders, Required Revolving Credit Lenders and/or Required Term Loan Lenders, as applicable, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.
SECTION 5.14    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 5.15    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Pro Rata Facilities Lenders”, “Required Revolving Credit Lenders” and “Required Term Loan Lenders” and Section 12.2.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.
(C)    With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 5.16    Amend and Extend Transactions.
(a)    The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date or expiry date of any Class of Loans and Commitments to the extended maturity date or expiry date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. The Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant extension request in the Borrower’s sole discretion and may be waived by the Borrower) of Revolving Credit Commitments and/or Term Loans be extended.
(b)    If the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
(c)    The terms and conditions of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Revolving Credit Maturity Date, Term A Loan Maturity Date or the Term B Loan Maturity Date, as applicable, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term Loans, (iii) the Extended Revolving Credit Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Borrower and Subsidiary Guarantors with respect to the existing Revolving Credit Loans or Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended

Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swingline Loans, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).
(d)    In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this section.
(e)    Notwithstanding the terms of Sections 5.13, 5.17 and 5.18, in no event shall there be more than (i) two (2) tranches of revolving facilities in the aggregate in effect at any time (including the Revolving Credit Commitments, any Extended Revolving Credit Commitments and any Refinancing Revolving Credit Commitments) and (ii) four (4) tranches of term loans (including the Term A Loan, the Term B Loan, any Extended Term Loans, any Incremental Term Loans and any Refinancing Term Loans), in each case under this Agreement.
(f)    If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 12.9 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all or any part of its rights and obligations under this Agreement with respect to the applicable tranche of existing Term Loans and/or existing Revolving Credit Commitments and Revolving Loans thereunder, in each case as applicable, to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide extended Loans on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans so assigned shall be paid in full by the assignee Lender (or, at the Borrower’s option, the Borrower) to such Non-Extending Lender concurrently with such Assignment and Assumption or (ii) if no Specified Event of Default has occurred and is continuing, upon notice to the Administrative Agent, prepay the existing Loans and/or terminate the existing Revolving Credit Commitments, as applicable, of such Non-Extending Lender, in whole or in part, subject to

Section 5.9, without premium or penalty. In connection with any such replacement under this Section 5.16, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the existing Loans so assigned shall be paid in full by the assignee Lender (or, at the Borrower’s option, the Borrower) to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date, the Administrative Agent shall record such assignment in the Register and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Extending Lender.

SECTION 5.17    Refinancing Facilities.
(a)    The Borrower may by written notice to the Administrative Agent elect to request the establishment of (i) one or more additional tranches or Classes of term loans under this Agreement (“Refinancing Term Loans”) or one or more series of debt securities (“Refinancing Notes”), which refinance, renew, replace, defease or refund (collectively, “Refinance”) one or more Classes of Term Loans under this Agreement or (ii) one or more additional revolving facilities under this Agreement providing for revolving commitments (“Refinancing Revolving Credit Commitments” and the revolving loans thereunder, “Refinancing Revolving Loans”) which Refinances one or more Classes of Revolving Credit Commitments (and Revolving Credit Loans thereunder) under this Agreement; provided that:
(i)    no Specified Event of Default has occurred and is continuing or would result therefrom;
(ii)    the principal amount of such Refinancing Debt or Refinancing Revolving Credit Commitments may not exceed the aggregate principal amount of the Term Loans or Revolving Credit Commitments being Refinanced plus accrued and unpaid interest thereon, any prepayment premiums applicable thereto and reasonable fees, costs and expenses incurred in connection therewith (including any OID or upfront fees);
(iii)    the final maturity date of such Refinancing Debt or Refinancing Revolving Credit Commitments shall not be earlier than the applicable maturity date of the Term Loans being Refinanced (or, in the case of any Refinancing Debt that secured on a junior basis to the Liens securing the Secured Obligations or unsecured, no earlier than the date that is 91 days after the Latest Maturity Date) or Revolving Credit Commitments being Refinanced, and the Weighted Average Life to Maturity of such Refinancing Debt shall be no earlier than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being Refinanced;
(iv)    the other terms and conditions of such Refinancing Debt or Refinancing Revolving Credit Commitments (except as otherwise provided in the preceding clause (iii) above and with respect to pricing, interest rate margins, premiums, discounts, fees, rate floors and optional prepayment or redemption terms), taken as a whole shall (as reasonably determined by the Borrower) (A) reflect market terms and conditions at the time of incurrence, issuance or effectiveness of such Refinancing Debt or Refinancing Revolving Credit Commitments, as applicable, or (B) not be materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans or Revolving Credit Commitments being Refinanced, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date (or, in the case of any unsecured or junior lien Refinancing Debt, after the date that is 91 days after such Latest Maturity Date) or such covenants or other terms apply equally for the benefit of the other Lenders; provided that any such Refinancing Term Loan that are secured by the Collateral on a pari passu basis with the Secured Obligations shall be subject to the MFN Protection as if such Refinancing Term Loan was an Incremental Tranche B Term Loan;
(v)    the proceeds of such Refinancing Debt, Refinancing Revolving Credit Commitments or Refinancing Revolving Loans shall be applied, concurrently or substantially concurrently with the incurrence thereof (in accordance with Section 4.4(b)(i)), solely to the repayment of the outstanding amount of one or more Classes of Term Loans or permanently reduce one or more Classes of Revolving Credit Commitments and Revolving Credit Loans, as the case may be, being Refinanced thereby;
(vi)    each Class of Refinancing Term Loans or Refinancing Revolving Credit Commitments shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount necessary to repay or replace any Class of outstanding Term Loans or Refinancing Revolving Credit Commitments in full);
(vii)    no Subsidiary that is not also a Subsidiary Guarantor may be a borrower or a guarantor with respect to such Refinancing Debt, Refinancing Revolving Credit Commitments and/or Refinancing Revolving Loans;
(viii)    Refinancing Debt, Refinancing Revolving Credit Commitments and/or Refinancing Revolving Loans may be unsecured or may be secured only by the Collateral and may rank pari passu or junior in right of payment and/or security with the remaining Revolving Credit Commitments, Revolving Credit Loans and/or Term Loans, so long as the holders of any Refinancing Debt, Refinancing Revolving Credit Commitments and/or Refinancing Revolving Loans that are junior in right of payment and/or security are subject to an Acceptable Intercreditor Agreement;
(ix)    such Refinancing Debt or Refinancing Revolving Credit Commitments shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral;
(x)    in the case of any Refinancing Revolving Credit Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Credit Commitments then in effect shall be terminated, and all the Revolving Credit Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Credit Commitments does not exceed the aggregate amount of the Revolving Credit Commitments so terminated; and
(xi)    any mandatory prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans.
(b)    Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Debt be made or the Refinancing Revolving Credit

Commitments shall become effective, which shall be a date not less than three (3) Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent.
(c)    The Borrower may approach any Lender or any other Person that would be an Eligible Assignee of the applicable Class of Loans or Commitments pursuant to Section 12.9(b) to provide all or a portion of the Refinancing Term Loans or Refinancing Revolving Credit Commitments (a “Refinancing Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans or Refinancing Revolving Credit Commitment made on any Refinancing Effective Date shall be designated a series (a “Refinancing Series”) of Refinancing Term Loans or Refinancing Revolving Credit Commitments for all purposes of this Agreement; provided that (i) any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Refinancing Series of Refinancing Term Loans made to the Borrower and (ii) any Refinancing Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Refinancing Series of Refinancing Revolving Credit Commitments.
(d)    The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 5.18 (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans and Refinancing Revolving Credit Commitments, and Refinancing Revolving Loans on the terms specified by the Borrower) and hereby waive the requirements of this Agreement (including, but not limited to, Section 5.6 and Section 12.2) or any other Loan Document that may otherwise prohibit such Refinance or any other transaction contemplated by this Section 5.18. The Refinancing Term Loans and Refinancing Revolving Credit Commitments shall be established pursuant to an amendment to this Agreement among the Borrower and the applicable Refinancing Lenders providing such Refinancing Term Loans or Refinancing Revolving Credit Commitments (a “Refinancing Amendment”) which shall be consistent with the provisions set forth in this Section 5.18. The Refinancing Notes shall be established pursuant to documentation which shall be consistent with the provisions set forth in Section 5.18(a). Each Refinancing Amendment shall be binding on the Lenders, the Administrative Agent, the Credit Parties party thereto and the other parties hereto without the consent of any other Lender (except with respect to Refinancing Revolving Credit Commitments as provided above) and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 5.18, including in order to establish new tranches or sub-tranches in respect of the Refinancing Term Loans or Refinancing Revolving Credit Commitments and Refinancing Revolving Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 4.3(a) (insofar as such schedule relates to payments due to Lenders, the Term Loans of which are Refinanced; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not Refinanced). The Administrative Agent shall be permitted, and is hereby authorized, to enter into such Refinancing Amendments with the Borrower to effect the foregoing. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of conditions as may be required by the Refinancing Lenders providing such Refinancing Amendment.
(e)    If any Refinancing Revolving Credit Commitment is designated as an increase in any previously established Refinancing Revolving Credit Commitment, on the Refinancing Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Refinancing Lenders with Refinancing Revolving Credit Commitments of such Refinancing Series shall purchase from each of the other Lenders with Refinancing Revolving Credit Commitments of such Refinancing Series, at the principal amount thereof and in the applicable currencies, such interests in the Revolving Credit Loans under such Refinancing Revolving Credit Commitments outstanding immediately prior to such Refinancing as shall be necessary in order that, after giving effect to all such assignments and purchases, the Refinancing Revolving Loans of such Refinancing Series will be held by Refinancing Lenders thereunder ratably in accordance with the percentage of the total Refinancing Revolving Credit Commitments of all Refinancing Lenders represented by each such Refinancing Lender’s Refinancing Revolving Credit Commitment. After giving effect to any Refinancing Revolving Credit Commitments, all outstanding Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with a Revolving Credit Commitment in accordance with their revised Revolving Credit Commitment Percentages.
(f)    The Administrative Agent is authorized to enter into any Acceptable Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) and to take all actions (and execute all documents) required (or otherwise deemed advisable by the Administrative Agent) in connection with the incurrence by any Credit Party of any Refinancing Debt, in order to permit such Refinancing Debt to be secured by a valid, perfected lien and the parties hereto acknowledge that any Acceptable Intercreditor Agreement will be binding upon them. Each Lender (i) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement and (ii) hereby authorizes and instructs the Administrative Agent to enter into any Acceptable Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Credit Party of any Refinancing Debt, in order to permit such Refinancing Debt to be secured by a valid, perfected lien and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.
(g)    Notwithstanding the terms of Sections 5.13, 5.18 and 5.19, in no event shall there be more than (i) two (2) tranches of revolving facilities in the aggregate in effect at any time (including the Revolving Credit Commitments, any Extended Revolving Credit Commitments and any Refinancing Revolving Credit Commitments) and (ii) four (4) tranches of term loans (including the Term A Loan, any Extended Term Loans, any Incremental Term Loans and any Refinancing Term Loans), in each case under this Agreement.
ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING
SECTION 6.1    Conditions to Closing and Initial Extensions of Credit. Except for those items that are permitted to be satisfied on a post-closing basis pursuant to Section 8.18, the obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:
(a)    Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), the Security Documents to be delivered on the Closing Date and the Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect.

(b)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Officer’s Certificate. A certificate from a Responsible Officer of Parent and the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects), (B) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing and (C) since December 31, 2020, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(ii)    Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or governing documents of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).
(iii)    Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.
(iv)    Opinions of Counsel. Opinions of counsel to the Credit Parties, including opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request.
(c)    Personal Property Collateral.
(i)    Filings and Recordings. Subject to the limitations and qualifications in the Security Documents, the Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).
(ii)    Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.
(iii)    Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).
(iv)    Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.
(v)    Intellectual Property. The Administrative Agent shall have received the IP Security Agreements.
(d)    Financial Matters.
(i)    Financial Statements. The Administrative Agent shall have received (A) the audited Consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 2020 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (B) an unaudited Consolidated balance sheet of the Parent and its Subsidiaries for each interim fiscal quarter ended after December 31, 2020 but at least 45 days prior to the Closing Date and related unaudited interim statements of income and retained earnings.
(ii)    Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Parent and its Subsidiaries, and projections prepared by management of the Parent, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Credit Facility, which shall not be inconsistent with any financial information or projections previously delivered to the Administrative Agent; it being acknowledged and agreed that the Administrative Agent has received such projections and pro forma financial statements.
(iii)    Financial Condition/Solvency Certificate. The Parent shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Parent, that as of the Closing Date and after giving effect to the Transactions, Parent and its
Subsidiaries, on a Consolidated basis, are Solvent.
(iv)    Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(e)    Miscellaneous.
(i)    Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(ii)    Existing Indebtedness. All existing Indebtedness of the Parent, the Borrower and their respective Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.
(iii)    Rating of the Credit Facility and the Borrower. The Borrower shall have received a recent Debt Ratings from S&P and Moody’s.
(iv)    PATRIOT Act, etc.
(A)    The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations, in each case that has been requested at least ten (10) Business Days prior to the Closing Date.
(B)    At least five (5) Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulations, a certification regarding beneficial ownership with respect to the Borrower as required by the Beneficial Ownership Regulations for each Lender that so requests; provided that, in each case, the Borrower has received a request from each such Lender and electronic delivery requirements at least ten (10) Business Days prior to the Closing Date.
(v)    No Material Adverse Effect. Since December 31, 2020, no event shall have occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(vi)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
(f)    Without limiting the generality of the provisions of Section 11.3(c) and Section 11.4, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 6.2    Conditions to All Extensions of Credit. Subject to Section 5.13 and Section 1.10 (solely with respect to any Incremental Term Loan incurred to finance a substantially concurrent Limited Condition Transaction), the obligations of the Lenders to make or participate in any Extensions of Credit (including the Extensions of Credit made on the Closing Date), and/or any Issuing Lender to issue or extend any Letter of Credit, are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).
(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.
(c)    Notices. The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Application, or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.2, Section 4.2 or Section 5.2, as applicable.
(d)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lenders shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(e)    Euro Loans. In the case of a Euro Loan, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Revolving Credit Lenders would make it impracticable for such Loan to be denominated in Euros.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:
SECTION 7.1    Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1. Schedule 7.1 identifies each Subsidiary Guarantor as of the Closing Date. No Credit Party nor any Subsidiary thereof is an Affected Financial Institution or a Covered Entity.
SECTION 7.2    Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2. As of the Closing Date, there are no Unrestricted Subsidiaries.
SECTION 7.3    Authorization; Enforceability. Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
SECTION 7.4    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC and (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office.
SECTION 7.5    Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clauses (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.6    Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party), in each case except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby. As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to the knowledge of each of the Credit Parties and each Subsidiary thereof, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens).
SECTION 7.7    Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no

Credit Party nor any Subsidiary thereof is infringing any such rights of any Person as a result of its business operations.
SECTION 7.8    Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect:
(a)    Each Credit Party and each Subsidiary thereof, and their respective owned and leased real properties and operations are and have been in compliance with all applicable Environmental Laws and Environmental Permits, and there is no contamination at, under or about such properties which could interfere with the continued operation of such properties or impair the fair saleable value thereof;
(b)    No Credit Party nor any Subsidiary thereof has received any notice of, or has otherwise become subject to, any Environmental Liability, nor does any Credit Party or any Subsidiary thereof have knowledge of any basis for any such notice or liability;
(c)    No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith; and
(d)    There has been no release, transport, storage, generation or disposal of, or any exposure to, any of Hazardous Materials at or from any location (including any real properties owned, leased or operated by any Credit Party or any Subsidiary), in violation of or in amounts or in a manner that could give rise to Environmental Liability.
SECTION 7.9    Employee Benefit Matters.
(a)    Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;
(b)    As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based upon benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under

Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, except in each case as could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect;
(c)    Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;
(d)    No Termination Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur;
(e)    Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan.
(f)    As of the Closing Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
SECTION 7.10    Margin Stock. No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the FRB). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.
SECTION 7.11    Government Regulation. No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.
SECTION 7.12    Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any other Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

SECTION 7.13    Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(d)(i) are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Parent and its subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Parent and its subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The projections delivered pursuant to Section 6.1(d)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
SECTION 7.14    No Material Adverse Change. Since December 31, 2020, there has been no material adverse change in the operations, business, assets or financial condition of the Parent, the Borrower and their respective Subsidiaries, taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.
SECTION 7.15    Solvency. The Parent and its Subsidiaries, on a Consolidated basis, are Solvent.
SECTION 7.16    Title to Properties. As of the Closing Date, the real property listed on Schedule 7.16 constitutes all of the real property that is owned, leased or, subleased by any Credit Party or any of its Subsidiaries. Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary to the conduct of its business and valid and legal title to all of its personal property and assets, except (i) those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder or (ii) as could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.17    Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.17, there are no actions, suits or proceedings pending nor, to the knowledge of any Credit Party, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
SECTION 7.18    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(a)    None of (i) the Borrower, any subsidiary, any of their respective directors, officers, or, to the knowledge of the Borrower or such subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Borrower or any subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering

Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons in violation of Applicable Law.
(b)    Each of the Parent and its subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent and its subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c)    Each of the Parent and its subsidiaries, each director, officer, and to the knowledge of Borrower, employee, agent and Affiliate of Borrower and each such subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all respects.
(d)    No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.14(c).
SECTION 7.19    Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under (i) any Material Contract or (ii) any judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor that, in any case under this clause (b), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 7.20    Disclosure. The Parent, the Borrower and/or their respective Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material written information furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information furnished in writing), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.
SECTION 7.21    Insurance. Schedule 7.21 sets forth a description of all insurance maintained by or on behalf of the Credit Parties and their respective Subsidiaries as of the Closing Date.

ARTICLE VIII

AFFIRMATIVE COVENANTS
Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries (or, where applicable, subsidiaries) to:
SECTION 8.1    Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)    Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if later, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2021), an audited consolidated balance sheet of the Parent and its subsidiaries as of the close of such Fiscal Year and audited consolidated statements of comprehensive income, shareholder’s equity and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual consolidated financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit (other than as a result of a current debt maturity in the final year of any Indebtedness permitted under Section 9.1) or with respect to accounting principles followed by the Borrower or any of its subsidiaries not in accordance with GAAP.
(b)    Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if later, on the date of any required public filing thereof) after the end of the first three (3) fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended on or about September 30, 2021), an unaudited consolidated balance sheet of the Parent and its subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of comprehensive income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Parent and its subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Parent and its subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.
(c)    Annual Business Plan and Budget. As soon as practicable and in any event within sixty (60) days after the end of each Fiscal Year, a business plan and operating and capital budget of the Parent and its subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, calculations demonstrating projected compliance with the Financial Covenants and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Parent and its subsidiaries for such period.
SECTION 8.2    Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)    at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), (i) a duly completed Officer’s Compliance Certificate signed by the chief financial officer or treasurer of the Parent and (ii) at any time when there is any Unrestricted Subsidiary, a reconciliation statement or other report prepared by management and reasonably acceptable to the Administrative Agent explaining in reasonable detail the effect of including the accounts of such Unrestricted Subsidiary in such financial statements.
(b)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement;
(c)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Subsidiary thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;
(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)    promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;
(f)    promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and
(g)    such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
SECTION 8.3    Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)    the occurrence of any Default or Event of Default;
(b)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined could reasonably be expected to result in a Material Adverse Effect;
(c)    any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d)    any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof;
(e)    any attachment, judgment, lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;
(f)    any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;
(g)    (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and
(h)    any event which makes any of the representations set forth in Article VII that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event which makes any of the representations set forth in Article VII that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect.
Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 8.4    Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence or equivalent form and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.
SECTION 8.5    Maintenance of Property and Licenses.
(a)    In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b)    Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.6    Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). All such insurance shall, (a) to the extent agreed by such insurance company after the Borrower’s use of commercially reasonable efforts, provide that no cancellation or material modification thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof and, in any event provide that no cancellation or material modification thereof shall be effective until at least five (5) days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee or mortgagee, as applicable. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
SECTION 8.7    Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be accurate and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.
SECTION 8.8    Payment of Taxes and Other Obligations. With respect to the Borrower and the Subsidiaries, pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.9    Compliance with Laws and Approvals. With respect to the Parent, the Borrower and the Subsidiaries, observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.10    Environmental Laws. With respect to the Parent, the Borrower and the Subsidiaries, in addition to and without limiting the generality of Section 8.9, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws, including obtaining, maintaining and complying with all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; except where the failure to perform such item described in clause (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.11    Compliance with ERISA. With respect to the Parent, the Borrower and their Subsidiaries, in addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan other than for PBGC premiums due but not yet delinquent, (iii) not participate in any non-exempt prohibited transaction that could reasonably be expected to result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Pension Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent.
SECTION 8.12    Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice (which shall be not less than 24 hours, except as expressly provided below) and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice. The Borrower shall have the right to have one or more employees or representatives accompany the Administrative Agent, any Lender or their respective representatives during any visits, inspections or access. All visits, inspections and access shall be conducted in such a way so as to minimize, to the greatest practical extent, any interference with the use or operation of the respective properties. Notwithstanding anything to the contrary in this Section, during any such access the Administrative Agent, each Lender and their respective representatives shall observe and comply with all of the Borrower’s commercially reasonable safety, security and other similar rules at any of its respective properties. Without limiting the foregoing, the Borrower shall not be required to disclose, grant access to, permit inspection of or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) the disclosure of which is prohibited by applicable laws, rules or regulations, or (iii) that is subject to the attorney-client privilege or that constitutes attorney work product.
SECTION 8.13    Additional Subsidiaries and Collateral.
(a)    Additional Subsidiaries. Promptly notify the Administrative Agent of (i) the creation or acquisition (including by division) of a Person that becomes a Subsidiary (other than an Excluded Subsidiary) and (ii) any Domestic Subsidiary that is an Excluded Subsidiary failing to constitute an Excluded Subsidiary and, within thirty (30) days after such event, as such time period may be extended by the Administrative Agent in its sole discretion, cause such Subsidiary to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent may reasonably request for such purpose and cause such Domestic Subsidiary to comply with the terms of each applicable Security Document, as so supplemented, (C) deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (D) if such Equity Interests are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, and (E) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Subsidiary, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)    Additional First Tier Foreign Subsidiaries and CFC Holdcos. In each case, subject to the limitation set forth in clause (d) below, notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary or a CFC Holdco, and promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary that is a CFC or any such CFC Holdco and 100% of the Equity Interests of any First Tier Foreign Subsidiary that is not a CFC and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary or CFC Holdco, as applicable, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(c)    Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a) or (b), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).
(d)    Exclusions. The provisions of this Section 8.13 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.
(e)    Additional Collateral. Comply with the requirements set forth in the Security Documents with respect to any Property constituting Collateral thereunder.
(f)    Subsidiaries Providing Credit Support. Notwithstanding anything in this Section to the contrary, any Subsidiary that provides a guarantee, a pledge of its assets or any other credit support of any kind for any Incremental Equivalent Indebtedness shall take all actions required of Domestic Subsidiaries that are to become Subsidiary Guarantors pursuant to clause (a) of this Section.
SECTION 8.14    Use of Proceeds.
(a)    The Borrower shall use the proceeds of (i) the Extensions of Credit under the Revolving Credit Facility and the Swingline Facility for (x) working capital and general corporate purposes of the Borrower and its Subsidiaries and (y) with respect to such proceeds of Extensions of Credit under the Revolving Credit Facility on the Closing Date, to finance the Closing Date Refinancing and pay fees and expenses in connection therewith and (ii) the Extensions of Credit under the Term Loan Facility, together with the Extensions of Credit under the Revolving Credit Facility as set forth in clause (i)(y), to finance the Transactions and pay fees and expenses in connection therewith.
(b)    The Borrower shall use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.13, as applicable.
(c)    The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of Applicable Law, or (iii) in any manner that would otherwise result in the violation of any Sanctions applicable to any party hereto.
SECTION 8.15    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. (a) Maintain in effect and enforce policies and procedures designed to ensure material compliance by each Credit Party, its subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 8.16    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 8.17    Maintenance of Debt Ratings. Use commercially reasonable efforts to maintain Debt Ratings (but not any specific rating) from both Moody’s and S&P.
SECTION 8.18    Post-Closing Matters. Execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 8.18, in each case within the applicable corresponding time limits specified on such schedule.
ARTICLE IX

NEGATIVE COVENANTS
Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:
SECTION 9.1    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:
(a)    the Obligations;
(b)    Indebtedness (i) owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) owing under Secured Cash Management Agreements;
(c)    Indebtedness existing on the Closing Date and listed on Schedule 9.1, and any Permitted Refinancing Indebtedness in respect thereof;
(d)    (i) Attributable Indebtedness with respect to Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA and (ii) Attributable Indebtedness with respect to Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness, in each case with respect to this clause (ii) solely to the extent relating to the Investments made by the Borrower for the purposes of building two new facilities in Ireland in an aggregate principal amount at any time outstanding not to exceed $40,000,000;
(e)    Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any

Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness, (iii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the Financial Covenants on a Pro Forma Basis after giving effect to the incurrence any such Indebtedness and (iv) the sum of (A) Indebtedness incurred by Non-Guarantor Subsidiaries under this Section 9.1(e) and (B) any Indebtedness incurred by Non-Guarantor Subsidiaries under Section 9.1(j) shall not exceed an aggregate principal amount at any time outstanding equal to the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA;
(f)    Indebtedness secured by real property of the Borrower or its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $50,000,000 and (y) 25% LTM EBITDA;
(g)    (i) Guarantees by any Credit Party of Indebtedness of any other Credit Party not otherwise prohibited pursuant to this Section 9.1 and (ii) Guarantees by any Credit Party of Indebtedness of any Non-Guarantor Subsidiary to the extent permitted pursuant to Section 9.3 (other than clause (h) thereof); provided further that any Guarantee of Permitted Refinancing Indebtedness shall only be permitted if it meets the requirements of the definition of Permitted Refinancing Indebtedness;
(h)    unsecured intercompany Indebtedness:
(i)    owed by any Credit Party to another Credit Party;
(ii)    owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);
(iii)    owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and
(iv)    owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3;
(i)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(j)    unsecured Indebtedness of the Borrower and its Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof; provided that in the case of the incurrence of such unsecured Indebtedness (i) no Event of Default shall have occurred and be continuing at the time of incurrence of such unsecured Indebtedness, (ii) such unsecured Indebtedness shall have a final maturity date that shall not be prior to the date that is six (6) months after that applicable to any Indebtedness under this Agreement and such unsecured Indebtedness shall have a Weighted Average Life to Maturity that shall not be shorter than that applicable to any Indebtedness under this Agreement, (iii) the terms and conditions of such unsecured Indebtedness (other than pricing) shall be no more restrictive in any material respect on the Borrower and its Subsidiaries than the Indebtedness under this Agreement and (iv) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the Total Net Leverage Ratio financial covenant set forth in Section 9.12(b) on a Pro Forma Basis after giving effect to the issuance of any such unsecured Indebtedness (but without netting proceeds from any such unsecured Indebtedness); provided further that the sum of (A) unsecured Indebtedness incurred by Non-Guarantor Subsidiaries under this Section 9.1(j) and (B) any Indebtedness incurred by Non-Guarantor Subsidiaries under Section 9.1(e) shall not exceed an aggregate principal amount at any time outstanding equal to the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA;
(k)    Indebtedness under performance guarantees and bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(l)    Indebtedness of Foreign Subsidiaries and Non-Guarantor Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA;
(m)    Indebtedness in the form of secured or unsecured notes and/or term loans (and/or commitments in respect thereof) issued or incurred by the Borrower or any Subsidiary Guarantor in lieu of Incremental Term Loans and Incremental Revolving Credit Increases (such notes or loans, “Incremental Equivalent Indebtedness”); provided that, subject, where applicable, to Section 1.10:
(i)    the original principal amount of such Incremental Equivalent Indebtedness to be incurred shall not exceed the Incremental Facilities Limit (after giving effect to such Incremental Equivalent Indebtedness and all Incremental Equivalent Indebtedness, Incremental Loan Commitments, Incremental Term Loans and Incremental Revolving Credit Increases previously incurred);
(ii)    such Incremental Equivalent Indebtedness shall be subject to satisfaction of the requirements of subclauses (i) and (iv) of Section 5.13(b), with all references therein to “Incremental Loan Commitments” and “Incremental Loan” being deemed to refer to “Incremental Equivalent Indebtedness” and all references therein to “Increased Amount Date” being deemed to refer to the date of incurrence of such Incremental Equivalent Indebtedness;
(iii)    any such Incremental Equivalent Indebtedness that is secured shall be secured only by the Collateral and on a pari passu or junior basis with the Collateral securing the Secured Obligations and subject to an Acceptable Intercreditor Agreement, which such Acceptable Intercreditor Agreement shall provide that any Liens securing such Incremental Equivalent Indebtedness shall rank no higher in priority than the Liens securing the Secured Obligations;
(iv)    such Incremental Equivalent Indebtedness will not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Term B Loans or a maturity date earlier than the Latest Maturity Date; provided further that, any Incremental Equivalent Indebtedness that is unsecured or secured on a junior basis with the Collateral securing the Secured Obligations shall have no required prepayment or repayment of principal, amortization, mandatory redemption, put right or sinking fund obligation prior to the date that is 91 days after such Latest Maturity Date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (A) a change of control, (B) an asset sale or (C) the exercise of remedies after an event of default) (provided that any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meets this clause (iv) shall be deemed to satisfy this condition so long as the Borrower irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness);

(v)    such Incremental Equivalent Indebtedness may not be guaranteed by any Person that is not a Credit Party or secured by any assets other than the Collateral; and
(vi)    such Incremental Equivalent Indebtedness shall be on terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); and
(vii)    any such Incremental Equivalent Indebtedness that is secured on a pari passu basis with the Collateral securing the Secured Obligations shall be subject to the MFN Protection as if such Incremental Equivalent Indebtedness was an Incremental Tranche B Term Loan;
(n)    Indebtedness in an amount equal to the aggregate Net Cash Proceeds of issuances of Qualified Equity Interests by the Borrower;
(o)    Indebtedness in the form of any purchase price adjustment, earn-out obligations, holdback or deferred payment of a similar nature in an aggregate amount at any time outstanding not to exceed $50,000,000;
(p)    Indebtedness under Refinancing Notes, one hundred percent (100%) of the Net Cash Proceeds of which are applied to repay outstanding Term Loans;
(q)    Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $75,000,000 and (y) 37.5% of LTM EBITDA;
(r)    Indebtedness under Permitted Receivables Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) 50.0% of LTM EBITDA; and
(s)    up to $1,500,000,000 aggregate principal amount at any time outstanding of Permitted Convertible Indebtedness (excluding, for purposes of this subclause (s) and/or any computation of one or more of the Financial Covenants, outstanding Permitted Convertible Indebtedness that is subject to repurchase and/or exchange substantially concurrently with the issuance of other Permitted Convertible Indebtedness, so long as such Permitted Convertible Indebtedness is so repurchased and/or exchanged within fifteen (15) days after the issuance of such other Permitted Convertible Indebtedness); provided that no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness.
The Borrower shall be permitted to allocate and reallocate any Indebtedness among any combination of applicable categories in this Section 9.1 upon and at any time after the original incurrence thereof; provided that, at the time of such reallocation, such Indebtedness meets the requirements set forth in the applicable categories.

SECTION 9.2    Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:
(a)    Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)    Liens in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any Permitted Refinancing Indebtedness permitted pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property (except in the case of a replacement property subject to a replacement lease) or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;
(c)    Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)    the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;
(e)    deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;
(f)    encumbrances or other matters in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount or which do not, in any case, materially impair the use thereof in the ordinary conduct of business;
(g)    Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to Operating Leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(h)    Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable);
(i)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(m) or securing appeal or other surety bonds relating to such judgments;

(j)    (i) Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries, (E) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement and (F) the Administrative Agent shall have received satisfactory written evidence that the First Lien Net Leverage Ratio of the Borrower is less than or equal to 4.25 to 1.00 on a Pro Forma Basis after giving effect to the incurrence any such Indebtedness and any related Liens;
(k)    Liens on assets of Foreign Subsidiaries and Non-Guarantor Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary or Non-Guarantor Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary or such Non-Guarantor Subsidiary, as applicable, pursuant to Section 9.1(c), (e), (l) or (n);
(l)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof;
(m)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;
(n)    any interest or title of a non-exclusive licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness;
(o)    Liens securing Indebtedness that are junior to the Liens securing the Secured Obligations; provided that (i) the Administrative Agent shall have received satisfactory written evidence that the Secured Net Leverage Ratio of the Borrower is less than or equal to 4.75 to 1.00 on a Pro Forma Basis and (ii) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, which such Acceptable Intercreditor Agreement shall provide that any Liens securing such Indebtedness shall rank junior in priority to the Liens securing the Secured Obligations;
(p)    Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in the aggregate principal amount at any time outstanding not to exceed the greater of (x) $75,000,000 and (y) 37.5% of LTM EBITDA;
(q)    Liens on real property securing Indebtedness permitted by Section 9.1(f); and
(r)    Liens on Receivables Related Assets created in connection with Permitted Receivables Facilities permitted under Section 9.1(r).

The Borrower shall be permitted to allocate and reallocate any Liens among any combination of applicable categories in this Section 9.2 upon and at any time after the original creation thereof; provided that, at the time of such reallocation, such Liens meets the requirements set forth in the applicable categories.
SECTION 9.3    Investments. Make any Investment, except:
(a)    (i)    Investments existing on the Closing Date in Subsidiaries existing on the Closing Date;
(ii)    Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3;
(iii)    Investments made after the Closing Date by any Credit Party in any other Credit Party;
(iv)    Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;
(v)    Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party;
(vi)    Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents); and
(vii)    Investments made by the Borrower in Lake Region Medical Limited and Brivant Limited for the purpose of building two new facilities in Ireland in an aggregate amount at any time outstanding not to exceed $80,000,000 (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vii) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents);
(b)    Investments in cash and Cash Equivalents;
(c)    Investments by the Borrower or any of its Subsidiaries consisting of Capital Expenditures permitted by this Agreement;
(d)    deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;
(e)    Hedge Agreements permitted pursuant to Section 9.1;
(f)    purchases of assets in the ordinary course of business;
(g)    Investments by the Borrower or any Subsidiary thereof in the form of Permitted Acquisitions; provided that that aggregate amount of Permitted Acquisitions to the extent that any Person or Property acquired in such Permitted Acquisition does not become a Subsidiary Guarantor or a part of a Subsidiary Guarantor shall not exceed at any time outstanding the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA;
(h)    Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $2,500,000 (determined without regard to any write-downs or write-offs of such loans or advances);
(i)    Investments in the form of Restricted Payments permitted pursuant to Section 9.6;
(j)    Guarantees permitted pursuant to Section 9.1;
(k)    Investments in joint ventures or Unrestricted Subsidiaries; provided that the aggregate amount of all such Investments shall not at any time exceed the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA;
(l)    Investments in Subsidiaries in connection with internal reorganizations and/or restructurings and activities related to legal entity rationalization initiatives; provided that, after giving effect to any such reorganization, restructuring or activity, neither the value of the Guarantees under the Guaranty Agreement, taken as a whole, is materially reduced, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired (as reasonably determined by the Borrower);
(m)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(n)    Investments consisting of notes receivable of, or other credit extensions to, customers and suppliers who are not Affiliates of the Borrower arising in the ordinary course of business;
(o)    Investments in an aggregate amount at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) 50.0% of LTM EBITDA; provided that, subject to Section 1.10, immediately before and immediately after giving pro forma effect to any such Investments and any Indebtedness incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing;
(p)    Investments in an aggregate amount not to exceed the Cumulative Available Amount so long as no Event of Default shall have occurred and be continuing or result therefrom;
(q)    Investments not otherwise permitted pursuant to this Section so long as (i) the Total Net Leverage Ratio calculated on a Pro Forma Basis shall be less than or equal 3.25 to 1.00 and (ii) no Event of Default shall have occurred and be continuing or result therefrom;
(r)    Investments of Receivables Related Assets in Receivables Subsidiaries made in connection with a Permitted Receivables Facility; and
(s)    the purchase of any Permitted Bond Hedge Transaction, the sale of any Permitted Warrant Transaction by Parent and the performance of its obligations under any Permitted Bond Hedge Transaction and/or any Permitted Warrant Transaction.
For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). The Borrower shall be permitted to allocate and reallocate any Investment among any combination of applicable categories in this Section 9.3 upon and at any time after the original making thereof.
SECTION 9.4    Fundamental Changes. Merge, consolidate or enter into any similar combination with (including by statutory division), or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:
(a)    (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith);
(b)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(c)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;
(d)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(e)    Asset Dispositions permitted by Section 9.5 (other than clause (b) thereof);
(f)    any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith; and
(g)    any Person may merge with or into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower.

SECTION 9.5    Asset Dispositions. Make any Asset Disposition except:
(a)    the sale of inventory in the ordinary course of business;
(b)    the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4;
(c)    (i) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction and (ii) the sale or other disposition of Receivables Related Assets in connection with a Permitted Receivables Facility permitted under Section 9.1(r);
(d)    the disposition, termination or unwinding of any Hedge Agreement or any Permitted Bond Hedge Transaction;
(e)    dispositions of Investments in cash and Cash Equivalents;
(f)    the transfer by any Credit Party of its assets to any other Credit Party;
(g)    the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer);
(h)    the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary;
(i)    the sale or other disposition of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;
(j)    non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries;
(k)    leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting in any material respect from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Subsidiaries;
(l)    Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 4.4(b) are complied with in connection therewith;
(m)    Asset Dispositions; provided that the aggregate amount of all property disposed of in reliance on this clause (m) during any Fiscal Year shall not exceed the greater of (x) $20,000,000 and (y) 10.0% of LTM EBITDA; and
(n)    Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition and (ii) such Asset Disposition is made for at least fair market value as determined in good faith by the Parent and if the fair market value of such Asset Disposition is in excess of $25,000,000, the consideration received shall be no less than seventy-five percent (75%) in cash or shall convert to cash within 180 days from receipt; provided that the requirements of Section 4.4(b) are complied with in connection therewith; provided further that for purposes of clause (ii) above, any

Designated Non-Cash Consideration received in respect of Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (n) that is at that time outstanding, not in excess of the greater of (x) $20,000,000 and (y) 10.0% of LTM EBITDA, shall be deemed to be cash.
SECTION 9.6    Restricted Payments. Declare or pay any Restricted Payments; provided that:
(a)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may pay dividends in shares of its own Qualified Equity Interests (and may pay cash in lieu of fractional Qualified Equity Interests);
(b)    any Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis);
(c)    (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis);
(d)    the Borrower or any of its Subsidiaries may redeem, retire or otherwise acquire shares of its Equity Interests or options or other equity or phantom equity in respect of its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant in an aggregate amount not to exceed $10,000,000 in any Fiscal Year (plus any unused amount from the preceding Fiscal Years with any unused amounts to be deemed to be used prior to any amounts from the current Fiscal Year);
(e)    the Borrower may pay regularly scheduled dividends and board approved share repurchases in respect of its common Equity Interests in an aggregate amount in any Fiscal Year not to exceed the greater of (x) 6.0% of the Borrower’s market capitalization in such Fiscal Year and (y) $200,000,000;
(f)    the Borrower or any of its Subsidiaries may declare or make any Restricted Payments so long as (i) the Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal 3.00 to 1.00 and (ii) no Event of Default has occurred and is continuing or would result therefrom;
(g)    the Borrower or any of its Subsidiaries may make Restricted Payments not otherwise permitted pursuant to this Section in an aggregate amount not to exceed the Cumulative Available Amount so long as (i) the Borrower is in compliance on a Pro Forma Basis with Section 9.12(b) and (ii) no Event of Default shall have occurred and be continuing or result therefrom;
(h)    so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may make other Restricted Payments in an aggregate amount not to exceed the greater of (x) $40,000,000 and (y) 20.0% of LTM EBITDA during the term of this Agreement;

(i)    the Borrower or any of its Subsidiaries may make any Restricted Payment declared on a date on which such Restricted Payment was permitted under this Agreement if such Restricted Payment is made in accordance with the terms of such declaration on a date within sixty (60) days after the date of such declaration;
(j)    Parent may make (and the Borrower may make to enable the Parent to do the same) any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof) to the extent such payments would not be prohibited by Section 9.11;
(k)    Parent may pay (and the Borrower may pay to enable the Parent to do the same) the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and
(l)    Parent may make (and the Borrower may make to enable the Parent to do the same) any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).
SECTION 9.7    Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrower or any of its Subsidiaries or (b) any Affiliate of any such officer, director or holder, other than:
(i)    transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, and 9.6;
(ii)    transactions existing on the Closing Date and described on Schedule 9.7;
(iii)    transactions among Credit Parties not prohibited hereunder;
(iv)    other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of the Borrower;
(v)    employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and
(vi)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries.
SECTION 9.8    Accounting Changes; Organizational Documents.
(a)    Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)    Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.
SECTION 9.9    No Further Negative Pledges; Restrictive Agreements.
(a)    Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien to secure the Secured Obligations upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(c), (d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (e) or (r), (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary as of the Closing Date and (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien) or in any agreement related to an Asset Disposition permitted by Section 9.5.
(b)    Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) any Permitted Receivables Facility or (C) Applicable Law.
(c)    Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(c) (d) or (r) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.
SECTION 9.10    Nature of Business. Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related, incidental, complementary or ancillary thereto or that are reasonable extensions thereof (the “Permitted Business”).

SECTION 9.11    Payments and Modifications of Junior Indebtedness.
(a)    Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder or would violate the subordination terms thereof or the subordination agreement applicable thereto.
(b)    Prepay, repay, redeem, purchase, defease or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Junior Indebtedness, or make any payment in violation of any subordination terms of any Junior Indebtedness (each a “Restricted Junior Payment”), except:
(i)    in connection with any Permitted Refinancing Indebtedness permitted by Section 9.1 and in compliance with any subordination provisions thereof or the subordination agreement applicable thereto;
(ii)    so long as no Default or Event of Default then exists or would be caused thereby, mandatory repayments, repurchases, redemptions or defeasances of Junior Indebtedness (in each case, except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto);
(iii)    Restricted Junior Payments made solely with the proceeds of Qualified Equity Interests or any capital contribution in respect of Qualified Equity Interests of Borrower;
(iv)    (A) Restricted Junior Payments as a result of the conversion of all or any portion of such Junior Indebtedness into Qualified Equity Interests of Borrower, and (B) payments of interest in respect of Junior Indebtedness in the form of payment in kind interest constituting Indebtedness permitted pursuant to Section 9.1;
(v)    the payment of interest, expenses and indemnities in respect of Junior Indebtedness (except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto);
(vi)    Restricted Junior Payments not otherwise permitted pursuant to this Section in an aggregate amount not to exceed the Cumulative Available Amount so long as (i) the Borrower is in compliance on a Pro Forma Basis with Section 9.12(b) and (ii) no Event of Default shall have occurred and be continuing or result therefrom;
(vii)    Restricted Junior Payments so long as (i) the Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal 3.00 to 1.00 and (ii) no Event of Default has occurred and is continuing or would result therefrom; and
(viii)    (A) the payment upon maturity (or otherwise required pursuant to customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, fundamental change or asset sale) of any Permitted Convertible Indebtedness, and (B) the Parent may (1) convert or exchange any Permitted Convertible Indebtedness in accordance with its terms into or for shares of Qualified Equity Interests of the Parent and make a payment of cash in lieu of fractional shares of the Parent’s Qualified Equity Interests deliverable upon any such conversion or exchange or (2) deliver cash in connection with any conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture governing such Indebtedness not to exceed the sum of (x) the outstanding principal amount of such Permitted Convertible Indebtedness and (y) the amount of any payments required to be made to the Parent or any of its Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such Permitted Convertible Indebtedness.
SECTION 9.12    Financial Covenants.
(a)    Minimum Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter ending after the Closing Date, permit the Consolidated Interest Coverage Ratio for the four (4) fiscal quarter period then ended to be less than 2.50 to 1.00.
(b)    Maximum Total Net Leverage Ratio. As of the last day of any fiscal quarter ending after the Closing Date, permit the Total Net Leverage Ratio to be greater than (i) for each of the eight fiscal quarters ending after the Closing Date, 5.50 to 1.00 and (ii) for each fiscal quarter ending thereafter, 5.00 to 1.00; provided that, on or after the end of the eighth fiscal quarter following the Closing Date, solely with respect to this Section 9.12(b), upon the consummation of a Qualified Acquisition, the then applicable Total Net Leverage Ratio shall be increased by (A) 0.50 to 1.00 (which such increase shall be applicable for the fiscal quarter in which such Qualified Acquisition is consummated (including, with respect to any Limited Condition Transaction, for purposes of determining compliance on a Pro Forma Basis with this Section 9.12(b) on the LCT Test Date) and the three (3) fiscal quarters thereafter) and (B) 0.25 to 1.00 (which such increase shall be applicable for the two (2) fiscal quarters thereafter) (each, a “Leverage Ratio Increase”); provided further that (x) the maximum Total Net Leverage Ratio shall never exceed 5.50 to 1.00 and (y) there shall be at least two (2) consecutive fiscal quarters following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect.
The provisions of this Section 9.12 are for the benefit of the Revolving Credit Lenders, the Term A Loan Lenders and any Incremental Tranche A Term Loan Lenders only and the Required Pro Rata Facilities Lenders may amend, waive or otherwise modify this Section 9.12 or the defined terms used for purposes of this Section 9.12 or waive any Default or Event of Default resulting from a breach of this Section 9.12 in accordance with the provisions of Section 12.2.
SECTION 9.13    Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction, except to the extent any Indebtedness incurred in connection therewith, the Liens securing such Indebtedness and the Asset Disposition related thereto are otherwise expressly permitted pursuant to Sections 9.1, 9.2 and 9.5, respectively.
SECTION 9.14    Activities of the Parent. Permit the Parent to:
(a)    hold any assets other than (i) the Equity Interests of the Borrower (and/or intercompany advances to the Borrower), (ii) assets, properties or rights that are not capable of being sold, assigned, transferred or conveyed to the Borrower without the consent of any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any Applicable Law, (iii) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of the Parent, (iv) minute books and other corporate books and records of Parent and (v) other miscellaneous non-material assets;
(b)    incur any Indebtedness or have any other material liabilities other than (i) the Indebtedness under the Loan Documents, (ii) tax liabilities arising in the ordinary course of business, (iii) Guarantees of Indebtedness or other obligations of any Borrower and/or any Subsidiary that are otherwise permitted under Section 9.1, (iv) any Permitted Convertible Indebtedness permitted under Section 9.1(s), (v) corporate, administrative and operating expenses in the ordinary course of business and (vi) liabilities under any contracts or agreements described in clauses (a)(ii), (iii) and (iv) above; or
(c)    engage in any activities or business, other than (i) entering into and performing its obligations under the Loan Documents and other Indebtedness and Guarantees permitted by clause (b) of this Section 9.14, (ii) issuing shares of its own Equity Interests (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Equity Interests), (iii) holding the assets and incurring the liabilities described in this Section 9.14 and activities incidental and related thereto, (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course of business (and contesting any Taxes), (v) preparing reports to Governmental Authorities and to its shareholders, (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with Applicable Law, (vii) making any filings required to be made with the SEC or otherwise required for public companies and otherwise complying with Applicable Law (including with respect to the maintenance of its existence), (viii) holding cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted dispositions made by, any of its Subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Equity Interests of, the Parent pending the application thereof, (ix) opening and maintaining bank accounts, (x) providing indemnification for its officers, directors, members of management, employees and advisors or consultants in the ordinary course of business, (xi) participating in tax, accounting and other administrative matters in the ordinary course of business, (xii) making and holding Investments of the type permitted under Section 9.3(h) and (xiii) activities incidental and related to any of the foregoing.
ARTICLE X

DEFAULT AND REMEDIES
SECTION 10.1    Events of Default. Each of the following shall constitute an Event of Default:
(a)    Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower or any other Credit Party shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
(b)    Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.
(c)    Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.
(d)    Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Section 8.1, 8.2(a), 8.3(a), 8.4, 8.12, 8.13, 8.14, 8.15 or 8.18 or Article IX; provided that (i) a Default or an Event of Default with respect to Section 8.1 or 8.2(a) shall not occur unless a default in the performance of any covenant contained therein shall continue for a period of five Business Days and (ii) if the Borrower has delivered a Cure Notice with respect to any fiscal quarter, a Default or an Event of Default with respect to the Financial Covenants for such fiscal quarter shall not occur until the start of the tenth day following the date on which the financial statements with respect to the applicable fiscal quarter (or the Fiscal Year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, and shall occur on such date only if the applicable Cure Amount has not been received on or prior to such date; provided further that a breach of the Financial Covenants shall not constitute an Event of Default with respect to any Term B Loans, Incremental Tranche B Term Loans any Refinancing Indebtedness consisting of term “B” loans, and the applicable Lenders thereunder shall not be permitted to exercise any remedies with respect to a breach of the Financial Covenants, unless and until the Required Pro Rata Facilities Lenders have declared all amounts outstanding under the Revolving Credit Facility, Term A Loan Facility and any Incremental Tranche A Term Loans to be due and payable and all outstanding Revolving Credit Commitments and Term A Loan Commitments to be terminated, in each case in accordance with this Agreement and such declaration has not been rescinded.
(e)    Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.
(f)    Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist (other than (x) any event or condition that permits holds of any Permitted Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Permitted Convertible Indebtedness, in either case, into common stock of the Parent (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent), cash or a combination thereof), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized; provided that clause (ii) shall not apply to the occurrence of any early termination or cancellation and payment (each howsoever defined) under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
(g)    Change in Control. Any Change in Control shall occur.
(h)    Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(i)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Debtor Relief Laws) shall be entered.
(j)    Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(k)    ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate makes a complete or partial withdrawal from any Multiemployer Plan and the Multiemployer Plan notifies such Credit Party or ERISA Affiliate that such entity has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.
(l)    Judgment. One or more final judgments, orders or decrees shall be entered against any Credit Party or any Subsidiary thereof by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees are either (i) for the payment of money, individually or in the aggregate (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage), in an amount equal to or in excess of the Threshold Amount or (ii) for injunctive relief and could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 10.2    Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a)    if such Event of Default results from any violation of any Financial Covenant, with the consent of the Required Pro Rata Facilities Lenders, the Administrative Agent may, or upon the request of the Required Pro Rata Facilities Lenders, the Administrative Agent shall, by notice to the Borrower:
(i)    Acceleration; Termination of Credit Facility. Terminate the Revolving Credit Commitments and declare the principal of and interest on the Revolving Credit Loans, Swingline Loans, he Reimbursement Obligations and any Incremental Tranche A Term Loans at the time outstanding, and all other amounts owing under this Agreement or any of the other Loan Documents with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swingline Loans, Reimbursement Obligations and any Incremental Tranche A Term Loans to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Revolving Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder.
(ii)    Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that the Borrower deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to one hundred and five (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations in accordance with Section 10.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(iii)    General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
(b)    if such Event of Default is an Event of Default other than from any violation of any Financial Covenant, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:
(i)    Acceleration; Termination of Credit Facility. Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(ii)    Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that the Borrower deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to one hundred and five (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit; provided, however, that the obligation to provide such deposits shall become due and payable, without presentment, demand, protest or other notice of any kind, upon the occurrence of an Event of Default specified in Section 10.1(i) or (j). Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations in accordance with Section 10.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(iii)    General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
SECTION 10.3    Rights and Remedies Cumulative; Non-Waiver; Etc.
(a)    The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders (or the Required Pro Rata Facilities Lenders, as applicable) shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders (or the Required Pro Rata Facilities Lenders, as applicable), enforce any rights and remedies available to it and as authorized by the Required Lenders (or the Required Pro Rata Facilities Lenders, as applicable).
SECTION 10.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall, subject to the provisions of Sections 5.14 and 5.15, be applied by the Administrative Agent as follows:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Revolving Credit Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lenders and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Revolving Credit Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and Secured Hedge Obligations and Secured Cash Management Obligations then owing and to Cash Collateralize any L/C Obligations then outstanding, ratably among holders of such obligations in proportion to the respective amounts described in this clause Fourth payable to them; and
Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Secured Cash Management Obligations and Secured Hedge Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies and at least three (3) Business Days prior to the application of the proceeds thereof. Each holder of Secured Cash Management Obligations or Secured Hedge Obligations that, in either case, is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.
SECTION 10.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.
SECTION 10.6    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.2.
(b)    Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

SECTION 10.7    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 10.1, in the event that the Borrower and its Subsidiaries fail to comply with the requirements of the Financial Covenants, during the period beginning on the first day following the applicable fiscal quarter until the expiration of the tenth day following the date on which the financial statements with respect to such fiscal quarter (or the Fiscal Year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 8.1(a) or 8.1(b), as applicable (the “Cure Date”), any equity contribution made to the Borrower or the Net Cash Proceeds of issuances of Qualified Equity Interests by the Borrower during such period (any such equity contribution or Net Cash Proceeds, collectively, the “Cure Amount” and such right, the “Cure Right”) will, at the request of the Borrower by notice in writing to the Administrative Agent (such notice, a “Cure Notice”), be included in the calculation of Consolidated EBITDA giving effect to the following pro forma adjustment:
(i)    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the compliance with the Financial Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
(ii)    if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount on the balance sheet of the Borrower and its Subsidiaries (with respect to such fiscal quarter only) but with giving pro forma effect to any portion of the Cure Amount actually applied to any repayment of any Indebtedness), the Borrower and its Subsidiaries shall then be in compliance with the requirements of the Financial Covenants, the Borrower and its Subsidiaries shall be deemed to have satisfied the requirements of such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement.
(b)    Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenants and any amounts in excess thereof shall not be deemed to be a Cure Amount, (iv) no Indebtedness repaid with the Cure Amount shall be deemed repaid for the purposes of recalculating such financial covenants during the period in which the Cure Amount is included in the calculation of Consolidated EBITDA for the applicable fiscal quarter and for any subsequent period that includes such fiscal quarter (except in the case of any such subsequent fiscal quarter in which all or a portion of such Cure Amount is actually used to permanently prepay or otherwise permanently reduce Indebtedness) and (v) except to the extent of any reduction in Indebtedness from such proceeds allowed by clause (iv), the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for all other purposes under this Agreement, including determining pricing and any available basket under Article IX of this Agreement. Notwithstanding any other provision in this Agreement to the contrary, and for the avoidance of doubt, upon the receipt of a Cure Amount as provided in Section 10.7(a), any Default or Event of Default with respect to the Financial Covenants shall be deemed not to have occurred.

(c)    Upon the Administrative Agent’s receipt of any Cure Notice and until the earlier of (i) the applicable Cure Date and (ii) the receipt by the Borrower of the applicable Cure Amount pursuant to Section 10.7(a) or the waiver of all Events of Default:
(i)    neither the Administrative Agent nor any Lender shall exercise the right to accelerate payment of the Loans or terminate or suspend the Commitments and neither the Administrative Agent nor any other Lender shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 10.1 due to failure by the Borrower to comply with the requirements of the Financial Covenants for the applicable period; and
(ii)    no borrowing of Revolving Credit Loans or Swingline Loans shall be permitted and no Letters of Credit shall be issued or amended.

ARTICLE XI

THE ADMINISTRATIVE AGENT
SECTION 11.1    Appointment and Authority.
(a)    Each of the Lenders and each Issuing Lender hereby irrevocably appoints, designates and authorizes Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Sections 11.6 and 11.9 the provisions of this Article are solely for the benefit of the Administrative Agent, the Arrangers, the Lenders, the Issuing Lenders and their respective Related Parties, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including each holder of Secured Hedge Obligations or Secured Cash Management Obligations) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article and Article XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)    It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any

Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 11.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
SECTION 11.3    Exculpatory Provisions.
(a)    The Administrative Agent, the Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers and their respective Related Parties:
(i)    shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(iii)    shall not have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Lender or any other Person, any credit or other information concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and
(iv)    shall not be required to account to any Lender or any Issuing Lender for any sum or profit received by the Administrative Agent for its own account.
(b)    The Administrative Agent, the Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.
(c)    The Administrative Agent, the Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.9), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vii) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).
(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
SECTION 11.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certification pursuant to Section 11.9. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Lender that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Lender hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Lender or that is to be acceptable or satisfactory to such Lender or Issuing Lender.
SECTION 11.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.
SECTION 11.6    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken with respect to acting as collateral agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.
(d)    Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
SECTION 11.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender, any Issuing Lender or any other Secured Party as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Lender also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim in contravention of this Section 11.7.
SECTION 11.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.
SECTION 11.9    Collateral and Guaranty Matters.
(a)    Each of the Lenders (including in its or any of its Affiliate’s capacities as a holder of Secured Hedge Obligations and Secured Cash Management Obligations) irrevocably authorize the Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) Secured Cash Management Obligations or Secured Hedge Obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Credit Party permitted under the Loan Documents, as certified by the Borrower, or (C) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 12.2; provided that any release of all or substantially of the Collateral shall be subject to Section 12.2(j);
(ii)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.2(h); provided that the subordination of all or substantially all of the Collateral shall be subject to Section 12.2(k); and
(iii)    to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, as certified by the Borrower; provided that the release of Subsidiary

Guarantors comprising substantially all of the credit support for the Secured Obligations shall be subject to Section 12.2(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9 as certified by the Borrower. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5 to a Person other than a Credit Party, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person. Notwithstanding anything to the contrary in this Section 11.9, it is understood that, if legal title to Receivables Related Assets is transferred to a Person not an Affiliate of the Borrower in connection with any sale or other disposition of Receivables Related Assets under a Permitted Receivables Facility permitted under Section 9.1(r), the transferor is authorized to transfer such Receivables Related Assets to such Person free and clear of the security interest of the Administrative Agent (as the “collateral agent” under the Loan Documents). Notwithstanding the foregoing, if any Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary, such Subsidiary shall not be released from its Guaranty Agreement solely by virtue of it becoming a non-Wholly-Owned Subsidiary unless either (x) it is no longer a direct or indirect Subsidiary of the Borrower or (y)(i) such transaction is entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not for the primary purpose of causing such release, (ii) the portion of equity interests that caused such Subsidiary Guarantor to cease to be Wholly-Owned were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arm’s-length terms) and (iii) after giving pro forma effect to the applicable release, the Borrower is deemed to have made a new Investment in such Subsidiary on the date of such release (as if such Subsidiary were not a Subsidiary Guarantor) in an amount equal to the portion of the fair market value (as determined in good faith by the Borrower) of the retained ownership interest in such Subsidiary and such Investment is permitted hereunder.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 11.10    Secured Hedge Obligations and Secured Cash Management Obligations. No holder of any Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral), or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty Agreement or any Security Document, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Except as expressly provided in Section 10.4, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations and Secured Hedge Obligations. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedge Obligations and Secured Cash Management Obligations in the case of the Revolving Credit Maturity Date, the Term A Loan Maturity Date or the Term B Loan Maturity Date, as applicable.
SECTION 11.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 11.12    Erroneous Payments.
(a)    Each Lender, each Issuing Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.9 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received. For the avoidance of doubt, clause (d) above and this clause (e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Loans or interest thereon of the Borrower relative to the amount (and/or timing for payment) of the Loans or interest thereon that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(f)    Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of,

a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)    Nothing in this Section 11.12 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XII

MISCELLANEOUS
SECTION 12.1    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
If to the Borrower:
Greatbatch Ltd.
10000 Wehrle Drive
Clarence, New York 14031
Attention of: Jason Garland
Telephone No.:
E-mail: jason.garland@integer.net
With copies to:
Hodgson Russ LLP
140 Pearl Street, Suite 100
Buffalo, NY 14202
Attention of: Christofer C. Fattey
Telephone No.: (716) 848-1757
E-mail: cfattey@hodgsonruss.com
If to Wells Fargo as
Administrative Agent:
Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703
Facsimile No.: (844) 879-5899
Email:  Agencyservices.requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association
MAC D1086-126
550 S. Tryon Street, 12th Floor
Charlotte, NC 28202
Attention of: Lindsey Stuckey
Telephone No.: (704) 410-6260
E-mail: lindsey.stuckey@wellsfargo.com
If to any Lender:
To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II or III if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or facsimile number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender.
(e)    Platform.
(i)    Each Credit Party, each Lender and each Issuing Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. Although the Platform is secured pursuant to generally-applicable security procedures and policies implemented or modified by the Administrative Agent and its Related Parties, each of the Lenders, the Issuing Lenders and the Borrower acknowledges and agrees that distribution of information through an electronic means is not necessarily secure in all respects, the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) are not responsible for approving or vetting the representatives, designees or contacts of any Lender or Issuing Lender that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution. Each of the Borrower, each Lender and each Issuing Lender party hereto understands and accepts such risks. In no event shall the Agent Parties have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
(f)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.
SECTION 12.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing approved by the Required Lenders (or in the case of any amendment which directly affects only one Class under the Credit Facility, the Required Facility Lenders, and not the Required Lenders) (or by the

Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver or consent shall:
(a)    without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans or issuance of Letters of Credit) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Sublimit;
(b)    increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;
(c)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (provided that (x) a waiver of a mandatory prepayment under Section 4.4(b)(i) through (b)(iii) shall only require the consent of the Required Lenders and (y) a waiver of a mandatory prepayment under Section 4.4(b)(iv) shall only require the consent of Lenders holding at least a majority of the Term B Loans and Incremental Tranche B Term Loans);
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of (i) the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest or letter of credit commissions at the rate set forth in Section 5.1(b) during the continuance of an Event of Default or (ii) the Required Pro Rata Facilities Lenders shall be necessary to waive or amend any Financial Covenant (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or letter of credit commission or to reduce any fee payable hereunder;
(e)    change Section 5.6 or Section 10.4 (or amend any other term of the Loan Documents that would have the effect of changing Section 5.6 or Section 10.4) in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby (it being agreed that, if the applicable amendment, waiver or consent benefits any Indebtedness, or commitment to provide Indebtedness, of any Person, only those Lenders that have not been provided a reasonable opportunity, as determined in the good faith judgment of the Administrative Agent, to receive such benefit in respect of their Loans and/or Commitments (other than the right to receive customary administrative agency, arrangement, underwriting and other similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation thereof), including the opportunity to participate on a pro rata basis on the same terms in providing any such Indebtedness, or commitment to provide Indebtedness, shall be deemed to be directly and adversely affected thereby);
(f)    change Section 4.4(b)(vi) (or amend any other term of the Loan Documents that would have the effect of changing Section 4.4(b)(vi)) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;
(g)    except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders”, “Required Pro Rata Facilities Lenders”, “Required Revolving Credit Lenders”, “Required Facility Lenders”, or “Required Term Loan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;
(h)    consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;
(i)    release (i) the Parent, (ii) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender;
(j)    release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;
(k)    subordinate any of the Liens securing the Secured Obligations to the Liens securing any Indebtedness (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document) or subordinate any of the Secured Obligations in contractual right of payment to any Indebtedness, in each case without the written consent of each Lender directly and adversely affected thereby (it being agreed that, if the applicable amendment, waiver or consent benefits any Indebtedness of any Person, only those Lenders that have not been provided a reasonable opportunity, as determined in the good faith judgment of the Administrative Agent, to receive such benefit in respect of their Loans (other than the right to receive customary administrative agency, arrangement, underwriting and other similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation thereof), including the opportunity to participate on a pro rata basis on the same terms in providing any such Indebtedness, shall be deemed to be directly and adversely affected thereby); or
(l)    change the provisions of Section 9.12 (or any defined term used therein or in the definitions of such defined terms) or waive a Default with respect thereto, in each case, without the written consent of the Required Pro Rata Facilities Lenders;
provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iv)  each Letter of Credit Document may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Document shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this

Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision, (vii) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 5.8(c) in accordance with the terms of Section 5.8(c) and (viii) any amendment, waiver or consent with respect to (A) any Financial Covenant (or any defined term or component defined term used therein) or any Default or Event of Default or exercise of remedies by the Required Pro Rata Facilities Lenders in respect or as a result thereof or (B) Section 10.2(a) will not require the consent of the Required Lenders but shall be effective if, and only if, signed by the Required Pro Rata Facilities Lenders and the Credit Parties and acknowledged by the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders, Required Pro Rata Facilities Lenders, Required Facility Lenders or Required Revolving Credit Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to make amendments to any outstanding tranche of Term Loans to permit any Incremental Term Loan Commitments and Incremental Term Loans to be “fungible” (including, without limitation, for purposes of the Code) with such tranche of Term Loans, including, without limitation, increases in the Applicable Margin or any fees payable to such outstanding tranche of Term Loans or providing such outstanding tranche of Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Loan Commitments or

Incremental Term Loans; provided that any such amendments or modifications to such outstanding tranche of Term Loans shall not directly adversely affect the Lenders holding such tranche of Term Loans without their consent.
SECTION 12.3    Expenses; Indemnity.
(a)    Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket costs and expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including, without limitation, the reasonable legal fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers but limited to the reasonable and documented out of pocket fees, charges and disbursements of one counsel to the Administrative Agent and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty, due diligence expenses and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak, and communication costs, incurred in connection with the preparation, review, negotiation, execution, delivery, enforcement and administration of this Agreement), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender but limited to the reasonable and documented out of pocket fees, charges and disbursements of one counsel to the respective Administrative Agent, Lender or Issuing Lender, and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty and in the case of any actual or perceived conflict of interest, of another firm of counsel for such affected Person), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including intra-party claims), penalties, damages, liabilities and related costs and expenses (including, without limitation, the reasonable legal fees, charges and disbursements of any counsel for any Indemnitee, but limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to all Indemnitees (taken as a whole) and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty and in the case of any actual or perceived conflict of interest, of another firm of counsel for such affected Person), and shall indemnify and hold harmless, each Indemnitee from, and shall pay or reimburse any such Indemnitee for, all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of

Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Liability related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, penalties, damages, liabilities or related costs and expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (B) result from any claim brought against such Indemnitee, other than any claims against such Indemnitee in its role in its role as agent or arranger, by any other Indemnitee that is not based on an act or omission by the Borrower or any of its Affiliates. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this clause (d) shall limit the Borrower’s indemnification obligations set forth above to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable promptly after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 12.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 12.5    Governing Law; Jurisdiction, Etc.
(a)    Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein or where applicable local law is necessary for enforceability or perfection) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York (except to the extent the Administrative Agent or any Lender requires submission to any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 12.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND CONSENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 12.7    Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.
SECTION 12.8    Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 12.9    Successors and Assigns; Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent (or, if “Trade Date” is specified in the Assignment and Assumption, as of such date)) shall not be less than

$2,000,000, in the case of any assignment in respect of the Revolving Credit Facility or Term A Loan Facility, or $1,000,000, in the case of any assignment in respect of the Term B Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the assignment is made in connection with the primary syndication of the Credit Facility; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Term Loan Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment or a Term Loan Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consents of the Issuing Lenders and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent, the Borrower or any of their respective subsidiaries or Affiliates (except, solely with respect to Term B Loans, as permitted under Section 12.9(g)), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) any Disqualified Institution.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Incremental Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.2(b), (c), (d), (e) or (f) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 and Section 12.4 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor provision). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
(g)    Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Term B Loan Lender or Incremental Term Loan Lender may, at any time, assign all or a portion of its Term B Loans or Incremental Term Loans on a non-pro rata basis to the Borrower in accordance with the procedures set forth on Exhibit I, pursuant to an offer made available to all Term B Loan Lenders or Incremental Term Loan Lenders, as applicable, on a pro rata basis (a “Dutch Auction”), subject to the following limitations:
(i)    no Default or Event of Default shall have occurred and be continuing on or immediately after giving effect to such assignment;
(ii)    the Borrower shall not use the proceeds of any Revolving Credit Loans for any such assignment;
(iii)    the Borrower is in compliance with the Financial Covenants on a pro forma basis after giving effect to any such assignment;
(iv)    the Borrower shall represent and warrant that, at the time of each Dutch Auction and as of the date of such assignment, neither the Borrower nor any of its Subsidiaries shall have any material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Parent, the Borrower or any of their respective Subsidiaries, any securities of the Parent, the Borrower or any of their respective Subsidiaries, the Borrower’s ability to perform any obligations under this Agreement or any other Loan Document or any other matter that may be material to a decision by any Term B Loan Lender to participate in any such Dutch Auction, in any case, that has not been previously disclosed in writing to the Administrative Agent and the Term B Loan Lenders (other than to the extent any such Term B Loan Lender does not wish to receive MNPI with respect to the Parent, the Borrower or their respective Subsidiaries or any of their respective securities) prior to such date;
(v)    no Lender will be required to participate in such assignment;
(vi)    immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term B Loans from a Term B Loan Lender to the Borrower, such Term B Loans and all rights and obligations as a Term B Loan Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Term B Loan Lender hereunder or under the other Loan Documents by virtue of such assignment; and
(vii)    any cancellation of indebtedness income resulting from any such assignment shall be disregarded for purposes of calculating Consolidated Net Income and Consolidated EBITDA.
(h)    Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.9), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Parent, the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent may make the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) available on a confidential basis in accordance with Section 12.10 to any Lender who specifically requests a copy thereof, and such Lender may provide such DQ List to any potential assignee or participant who agrees to keep such list confidential in accordance with Section 12.10 solely for the purpose of permitting such Person to verify whether such Person (or any Affiliate thereof) is a Disqualified Institution.
SECTION 12.10    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the Credit Facility, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Borrower or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, the Issuing Lender’s or any Lender’s regulatory compliance policy if the Administrative Agent, the Issuing Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, the Issuing Lender or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, the Issuing Lender or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f) in accordance with Section 12.9(h)(iv)), (iii) an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund,

(iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund or (v) a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to the extent that such information is independently developed by such Person, or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any subsidiary thereof relating to any Credit Party or any subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 12.11    Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.
SECTION 12.12    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied (other than contingent indemnification obligations not then due), any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 12.13    Survival.
(a)    All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
(b)    Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 12.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).
SECTION 12.16    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
SECTION 12.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender and the Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
SECTION 12.18    USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.
SECTION 12.19    Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.
SECTION 12.20    No Advisory or Fiduciary Responsibility.
(a)    In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.
(b)    Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing.
SECTION 12.21    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 12.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 12.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 12.24    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).
[Signature Pages Intentionally Omitted]